As filed with the Securities and Exchange Commission on May ___, 2009

Registration No.333-148199

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BLUEFIRE ETHANOL FUELS, INC.
(Name of small business issuer in its charter)

Nevada	2860	20-4590982
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification umber)

BlueFire Ethanol Fuels, Inc.
31 Musick
Irvine, California 92618
(949) 588-3767 (telephone number)
(949) 588-3972 (facsimile number)
(Address and telephone number of principal executive offices and principal place of business)

X-Pedited Transfer Corporation
535 16th Street, Suite 810
Denver, CO 80202
(303) 573-1000 (telephone number)
 (Name, address and telephone number of agent for service)

Copies to:
Joseph M. Lucosky, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $0.001 par value per share	5,904,724	$3.00	$5,904,724	$329.48
Common Stock, $0.001 par value per share, issuable upon exercise of outstanding warrants	2,643,001	$1.00	$2,643,001	$147.48
TOTAL	8,547,725	$4.00	$8,547,725	$476.96	(2)

______________________

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low price of the common stock as reported on the Over-the-Counter Bulletin Board on May 14, 2009.

(2)	Previously paid as part of the Company’s Registration Statement on Form SB-2 filed with the SEC on December 20, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

On March 27, 2008, the Securities and Exchange Committee declared effective the registration statement on Form S-1 (the “Registration Statement”) filed by BlueFire Ethanol Fuels, Inc. (the “Company”). The Company is filing this post effective amendment to the Registration Statement for the purpose of updating its financial and other disclosures. The 8,547,725 shares included in this post effective amendment represents the number of shares included in the Registration Statement (9,693,840) minus the number of shares sold by the selling security holders listed in the Registration Statement as advised by the selling security holders.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 15, 2009

PROSPECTUS

BlueFire Ethanol Fuels, Inc.

8,547,725 Shares of Common Stock

This Prospectus relates to the resale by selling stockholders (the “Selling Stockholders”) of 8,547,725 shares of our common stock $0.001 par value (the “Common Stock”), including (i) 5,904,724 shares of our issued and outstanding Common Stock and (ii) 2,643,001 shares of Common Stock issuable upon exercise of outstanding warrants.

We are not selling any shares of Common Stock in this offering and, as a result, will not receive any proceeds from this offering. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders. We may, however, receive proceeds in the event that some or all of the warrants held by the Selling Stockholders are exercised for cash.

The Selling Stockholders may sell Common Stock from time to time at prices established on the Over-the-Counter Bulletin Board (the “OTCBB”) or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The Common Stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all the expenses incident to the registration of the shares; however, we will not pay for sales commissions and other expenses applicable to the sale of the shares.

Our Common Stock is currently listed on the OTCBB under the symbol “BFRE.OB.” On May 14, 2009, the closing price of our Common Stock was $0.98 per share.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is                         , 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

SUMMARY FINANCIAL DATA	3

RISK FACTORS	4

FORWARD-LOOKING STATEMENTS	8

USE OF PROCEEDS	9

DETERMINATION OF OFFERING PRICE	9

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS	11

DESCRIPTION OF BUSINESS	16

LEGAL PROCEEDINGS	23

MANAGEMENT	23

EXECUTIVE COMPENSATION	25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

DESCRIPTION OF SECURITIES	33

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35

SELLING STOCKHOLDERS	35

PLAN OF DISTRIBUTION	37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	39

LEGAL MATTERS	39

EXPERTS	39

ADDITIONAL INFORMATION	39

i

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. In this Prospectus, the terms “BlueFire,” “Company,” “we,” “us” and “our” refer to BlueFire Ethanol Fuels, Inc. and our operating subsidiary.

Our Company

We are BlueFire Ethanol Fuels, Inc., a Nevada corporation. Our goal is to develop, own and operate high-value carbohydrate-based transportation fuel plants, or biorefineries, to produce ethanol, a viable alternative to fossil fuels, and to provide professional services to biorefineries worldwide. Our biorefineries will convert widely available, inexpensive, organic materials such as agricultural residues, high-content biomass crops, wood residues and cellulose from municipal solid wastes into ethanol. This versatility enables us to consider a wide variety of feedstocks and locations in which to develop facilities to become a low cost producer of ethanol. We have licensed for use a patented process from Arkenol, Inc., a Nevada corporation (“Arkenol”), to produce ethanol from cellulose (the “Arkenol Technology”). We are the exclusive North America licensee of the Arkenol Technology. We may also utilize certain biorefinery related rights, assets, work-product, intellectual property and other know-how related to 19 ethanol project opportunities originally developed by ARK Energy, Inc, a Nevada corporation, to accelerate our deployment of the Arkenol Technology.

Company History

We are a Nevada corporation that was initially organized as Atlanta Technology Group, Inc., a Delaware corporation, on October 12, 1993. The Company was re-named Docplus.net Corporation on December 31, 1998, and further re-named Sucre Agricultural Corp. (“Sucre”) and re-domiciled as a Nevada corporation on March 6, 2006.  Finally, on May 24, 2006, in anticipation of the reverse merger by which it would acquire BlueFire Ethanol, Inc. (“BlueFire”), a privately held Nevada corporation organized on March 28, 2006, as described below, the Company was re-named to its current name BlueFire Ethanol Fuels, Inc.

On June 27, 2006, the Company completed a reverse merger (the “Reverse Merger”) with BlueFire Ethanol, Inc. (“BlueFire Ethanol”).  At the time of Reverse Merger, the Company was a blank-check company and had no operations, revenues or liabilities. The only asset possessed by the Company was $690,000 in cash which continued to be owned by the Company at the time of the Reverse Merger. In connection with the Reverse Merger, the Company issued BlueFire Ethanol 17,000,000 shares of common stock, approximately 85% of all of the outstanding common stock of the Company, for all the issued and outstanding BlueFire Ethanol common stock. The Company stockholders retained 4,028,264 shares of Company common stock.  As a result of the Reverse Merger, BlueFire Ethanol became our wholly-owned subsidiary.  On June 21, 2006, prior to and in anticipation of the Reverse Merger, Sucre sold 3,000,000 shares of common stock to two related investors in a private offering of shares pursuant to Rule 504 for proceeds of $1,000,000.

The Company’s shares of common stock began trading under the symbol “BFRE.PK” on the Pink Sheets of the National Quotation Bureau on July 11, 2006 and later began trading on the OTCBB under the symbol “BFRE.OB” on June 19, 2007. On March 24, 2009, the closing price of our Common Stock was $.60 per share.

Our executive offices are located at 31 Musick, Irvine, California 92618 and our telephone number at such office is (949) 588-3767.

Recent Developments

In February 2009, the Company obtained a line of credit in the amount of $570,000 from Arkenol Inc, its technology licensor, to provide additional liquidity to the Company as needed. Under the terms of the note, the Company is to make interest-only payments at the end of each calendar quarter at a rate of 6% per annum on any outstanding principal balance. Any outstanding balance is to be paid in full within 30 days of receiving qualified investment financing of at least $2,000,000. As of May 14, 2009, there were no amounts outstanding.

The Offering

Common Stock Being Offered By Selling Stockholders
8,547,725 shares of Common Stock. This includes (i) 5,904,724 shares of our issued and outstanding Common Stock and (ii) 2,643,001 shares of Common Stock issuable upon exercise of outstanding warrants.

Initial Offering Price
The initial offering price for shares of our Common Stock will be determined by prevailing prices established on the OTCBB or as negotiated in private transactions, or as otherwise described in “Plan of Distribution.”

Terms of the Offering	The Selling Stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the registration statement, (ii) two years or (iii) such time as all of the Common Stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds
We are not selling any shares of Common Stock in this offering and, as a result, will not receive any proceeds from this offering. We may, however, receive proceeds in the event that some or all of the warrants held by the Selling Stockholders are exercised for cash. The proceeds from the exercise of such warrants, if any, will be used for working capital and general corporate purposes.

OTCBB Trading Symbol	“BFRE.OB”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

SUMMARY FINANCIAL DATA

You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our financial statements and the related notes included elsewhere in this prospectus. We derived the financial data as of the fiscal year ending December 31, 2008 and 2007, and for the period from March 28, 2006 (Inception) to December 31, 2008, from our financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

STATEMENT OF OPERATIONS :	Year Ended December 31		Period from March 28, 2006 (Inception) to December 31
	2008	2007	2008

Revenues	$1,075,508	$49,000	$1,124,508

Total operating expenses	15,671,513	10,525,864	27,746,574
Operating loss	(14,596,005)	(10,476,864)	(26,622,066)
Net Loss	$(14,370,594)	$(14,276,418)	$(30,202,509)

Basic and diluted loss per common share	(0.51)	$(0.65)
Weighted average common shares outstanding basic and diluted	$28,064,572	21,848,126

BALANCE SHEET :	At December 31, 2008	At December 31, 2007

Cash and cash equivalents	$2,999,599	$13,031,939
Current assets	$3,781,484	$13,097,481
Total assets	$3,967,596	$13,278,488
Current liabilities	$1,855,502	$650,350
Total liabilities	$1,855,502	$650,350
Total stockholders’ equity (deficit)	$2,112,094	$12,628,138

RISK FACTORS

This registration statement contains forward-looking statements that involve risks and uncertainties. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “plans,” “may,” “will,” “should,” or “anticipation” or the negative thereof or other variations thereon or comparable terminology. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Registration Statement. The following risk factors should be considered carefully in addition to the other information in this Registration Statement, before purchasing any of the Company’s securities.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

SINCE INCEPTION, WE HAVE HAD LIMITED OPERATIONS AND HAVE INCURRED NET LOSSES OF $30,202,509 AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN.

We have had limited operations and have incurred net losses of $30,202,509 for the period from March 28, 2006 (Inception) through December 31, 2008, of which $14,326,447 was cash used in our operating activities. We have generated minimal revenues from consulting, approximately $1,076,000 in grant revenue from the Department of Energy, and no revenues from operations. We have yet to begin ethanol production or construction of ethanol producing plants. Since the Reverse Merger, we have been engaged in organizational activities, including developing a strategic operating plan, plant engineering and development activities, entering into contracts, hiring personnel, developing processing technology, and raising private capital. Our continued existence is dependent upon our ability to obtain additional debt and/or equity financing. We are uncertain given the economic landscape when to anticipate the beginning construction of a plant given the availability of capital. We estimate the total cost including contingencies to be in the range of approximately $100 million to $120 million for our first plant.  We plan to raise additional funds through project financings, grants and/or loan guarantees, or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

OUR CELLULOSE-TO-ETHANOL TECHNOLOGIES ARE UNPROVEN ON A LARGE-SCALE COMMERCIAL BASIS AND PERFORMANCE COULD FAIL TO MEET PROJECTIONS, WHICH COULD HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

While production of ethanol from corn, sugars and starches is a mature technology, newer technologies for production of ethanol from cellulose biomass have not been built at large commercial scales. The technologies being utilized by us for ethanol production from biomass have not been demonstrated on a commercial scale. All of the tests conducted to date by us with respect to the Arkenol Technology have been performed on limited quantities of feedstocks, and we cannot assure you that the same or similar results could be obtained at competitive costs on a large-scale commercial basis. We have never utilized these technologies under the conditions or in the volumes that will be required to be profitable and cannot predict all of the difficulties that may arise. It is possible that the technologies, when used, may require further research, development, design and testing prior to larger-scale commercialization. Accordingly, we cannot assure you that these technologies will perform successfully on a large-scale commercial basis or at all.

OUR BUSINESS EMPLOYS LICENSED ARKENOL TECHNOLOGY WHICH MAY BE DIFFICULT TO PROTECT AND MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

We currently license our technology from Arkenol.  Arkenol owns 11 U.S. patents, 21 foreign patents, and has one foreign patent pending and may file more patent applications in the future. Our success depends, in part, on our ability to use the Arkenol Technology, and for Arkenol to obtain patents, maintain trade secrecy and not infringe the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that we will develop additional proprietary technology that is patentable or that any patents issued to us or Arkenol will provide us with competitive advantages or will not be challenged by third parties. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of the Arkenol Technology or design around it.

It is possible that we may need to acquire other licenses to, or to contest the validity of, issued or pending patents or claims of third parties. We cannot assure you that any license would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents in bringing patent infringement suits against other parties based on our licensed patents.

In addition to licensed patent protection, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

OUR SUCCESS DEPENDS UPON ARNOLD KLANN, OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CHRISTOPHER SCOTT, OUR CHIEF FINANCIAL OFFICER, AND JOHN CUZENS, OUR CHIEF TECHNOLOGY OFFICER AND SENIOR VICE PRESIDENT.

We believe that our success will depend to a significant extent upon the efforts and abilities of (i) Arnold Klann, our Chairman and Chief Executive Officer, due to his contacts in the ethanol and cellulose industries and his overall insight into our business, (ii) Christopher Scott, our Chief Financial Officer, due to his proficiency in U.S. GAAP and accounting policies, and (iii) John Cuzens, our Chief Technology Officer and Senior Vice President for his technical and engineering expertise, including his familiarity with the Arkenol Technology. Our failure to retain Mr. Klann, Mr. Scott or Mr. Cuzens, or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our officers.

COMPETITION FROM LARGE PRODUCERS OF PETROLEUM-BASED GASOLINE ADDITIVES AND OTHER COMPETITIVE PRODUCTS MAY IMPACT OUR PROFITABILITY.

Our proposed ethanol plants will also compete with producers of other gasoline additives made from other raw materials having similar octane and oxygenate values as ethanol. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. These other companies also have significant resources to begin production of ethanol should they choose to do so.

We will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol. An example of such other additives is MTBE, a petrochemical derived from methanol. MTBE costs less to produce than ethanol. Many major oil companies produce MTBE and because it is petroleum-based, its use is strongly supported by major oil companies. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol.

OUR BUSINESS PROSPECTS WILL BE IMPACTED BY CORN SUPPLY.

Our ethanol will be produced from cellulose, however currently most ethanol is produced from corn, which is affected by weather, governmental policy, disease and other conditions. A significant increase in the availability of corn and resulting reduction in the price of corn may decrease the price of ethanol and harm our business.

IF ETHANOL AND GASOLINE PRICES DROP SIGNIFICANTLY, WE WILL ALSO BE FORCED TO REDUCE OUR PRICES, WHICH POTENTIALLY MAY LEAD TO FURTHER LOSSES.

Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price of ethanol has some relation to the price of gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results. We cannot assure you that we will be able to sell our ethanol profitably, or at all.

INCREASED ETHANOL PRODUCTION FROM CELLULOSE IN THE UNITED STATES COULD INCREASE THE DEMAND AND PRICE OF FEEDSTOCKS, REDUCING OUR PROFITABILITY.

New ethanol plants that utilize cellulose as their feedstock may be under construction or in the planning stages throughout the United States. This increased ethanol production could increase cellulose demand and prices, resulting in higher production costs and lower profits.

PRICE INCREASES OR INTERRUPTIONS IN NEEDED ENERGY SUPPLIES COULD CAUSE LOSS OF CUSTOMERS AND IMPAIR OUR PROFITABILITY.

Ethanol production requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as availability, delivery or mechanical problems, we may be required to halt production. If we halt production for any extended period of time, it will have a material adverse effect on our business. Natural gas and electricity prices have historically fluctuated significantly. We purchase significant amounts of these resources as part of our ethanol production. Increases in the price of natural gas or electricity would harm our business and financial results by increasing our energy costs.

OUR BUSINESS PLAN CALLS FOR EXTENSIVE AMOUNTS OF FUNDING TO CONSTRUCT AND OPERATE OUR BIOREFINERY PROJECTS AND WE MAY NOT BE ABLE TO OBTAIN SUCH FUNDING WHICH COULD ADVERSELY AFFECT OUR BUSINESS, OPERATIONS AND FINANCIAL CONDITION.

Our business plan depends on the completion of up to 19 numerous biorefinery projects. Although each facility will have specific funding requirements, our proposed facility in Lancaster, CA will require approximately $100-$120 million to fund. We will be relying on additional financing, and funding from such sources as Federal and State grants and loan guarantee programs.  We are currently in discussions with potential sources of financing but no definitive agreements are in place. If we cannot achieve the requisite financing or complete the projects as anticipated, this could adversely affect our business, the results of our operations, prospects and financial condition.

RISKS RELATED TO GOVERNMENT REGULATION AND SUBSIDIZATION

FEDERAL REGULATIONS CONCERNING TAX INCENTIVES COULD EXPIRE OR CHANGE, WHICH COULD CAUSE AN EROSION OF THE CURRENT COMPETITIVE STRENGTH OF THE ETHANOL INDUSTRY.

Congress currently provides certain federal tax credits for ethanol producers and marketers. The current ethanol industry and our business initially depend on the continuation of these credits. The credits have supported a market for ethanol that might disappear without the credits. These credits may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of these tax incentives could adversely affect the future use of ethanol in a material way, and we cannot assure investors that any of these tax incentives will be continued. The elimination or reduction of federal tax incentives to the ethanol industry could have a material adverse impact on the industry as a whole.

LAX ENFORCEMENT OF ENVIRONMENTAL AND ENERGY POLICY REGULATIONS MAY ADVERSELY AFFECT DEMAND FOR ETHANOL

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential customers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emission standards continues, we will depend on the ability of ethanol to satisfy these emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol. A significant decrease in the demand for ethanol will reduce the price of ethanol, adversely affect our profitability and decrease the value of your stock.

COSTS OF COMPLIANCE WITH BURDENSOME OR CHANGING ENVIRONMENTAL AND OPERATIONAL SAFETY REGULATIONS COULD CAUSE OUR FOCUS TO BE DIVERTED AWAY FROM OUR BUSINESS AND OUR RESULTS OF OPERATIONS TO SUFFER

Ethanol production involves the emission of various airborne pollutants, including particulate matter, carbon monoxide, carbon dioxide, nitrous oxide, volatile organic compounds and sulfur dioxide. The production facilities that we will build will discharge water into the environment. As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the states where our plants are to be located. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our ethanol plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the ethanol plants arising from air or water discharges. Ethanol production has been known to produce an odor to which surrounding residents could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

OUR PROPOSED NEW ETHANOL PLANTS WILL ALSO BE SUBJECT TO FEDERAL AND STATE LAWS REGARDING OCCUPATIONAL SAFETY

Risks of substantial compliance costs and liabilities are inherent in ethanol production. We may be subject to costs and liabilities related to worker safety and job related injuries, some of which may be significant. Possible future developments, including stricter safety laws for workers and other individuals, regulations and enforcement policies and claims for personal or property damages resulting from operation of the ethanol plants could reduce the amount of cash that would otherwise be available to further enhance our business.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

THERE IS NO LIQUID MARKET FOR OUR COMMON STOCK.

Our shares are traded on the OTCBB and the trading volume has historically been very low. An active trading market for our shares may not develop or be sustained. We cannot predict at this time how actively our shares will trade in the public market or whether the price of our shares in the public market will reflect our actual financial performance.

OUR COMMON STOCK PRICE HAS FLUCTUATED CONSIDERABLY AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH SUCH SHARES WERE PURCHASED

The market price of our common stock may fluctuate significantly.  From July 11, 2006, the day we began trading publicly as BFRE.PK, and May 14, 2009 traded as BFRE.OB, the high and low price for our common stock has been $7.90 and $0.51 per share, respectively.  Our share price has fluctuated in response to various factors, including not yet beginning construction of our first plant, needing additional time to organize engineering resources, issues relating to feedstock sources, trying to locate suitable plant locations, locating distributors and finding funding sources.

OUR COMMON STOCK MAY BE CONSIDERED “A PENNY STOCK” AND MAY BE DIFFICULT FOR YOU TO SELL

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock has been for much of its trading history since July 11, 2006, and may continue to be less than $5.00 per share, and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with the annual report on Form 10-K for our fiscal period ended December 31, 2007, we were required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending December 31, 2009, our independent auditors will be required to furnish a report on our internal control over financial reporting. We continually are in the process of documenting and testing our internal control procedures in order to satisfy these requirements, which has resulted in increased general and administrative expenses and has shifted management time and attention from revenue-generating activities to compliance activities. There can be no assurance that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

The Company’s Chairman and President controls approximately [49.03]% of its current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control, adversely affect the market price of our common stock, or be in the best interests of all our stockholders.

YOU COULD BE DILUTED FROM THE ISSUANCE OF ADDITIONAL COMMON STOCK.

As of May 14, 2009, we had 28,100,881 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

WE HAVE NOT AND DO NOT INTEND TO PAY ANY DIVIDENDS. AS A RESULT, YOU MAY ONLY BE ABLE TO OBTAIN A RETURN ON INVESTMENT IN OUR COMMON STOCK IF ITS VALUE INCREASES.

We have not paid dividends in the past and do not plan to pay dividends in the near future. We expect to retain earnings to finance and develop our business. In addition, the payment of future dividends will be directly dependent upon our earnings, our financial needs and other similarly unpredictable factors. As a result, the success of an investment in our common stock will depend upon future appreciation in its value. The price of our common stock may not appreciate in value or even maintain the price at which you purchased our shares.

FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and we cannot assure you that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the following:

•	the availability and adequacy of our cash flow to meet our requirements,

•	economic, competitive, demographic, business and other conditions in our local and regional markets,

•	changes or developments in laws, regulations or taxes in the ethanol or energy industries,

•	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities,

•	competition in the ethanol industry,

•	the failure to obtain or loss of any license or permit,

•	success of the Arkenol Technology,

•	changes in our business and growth strategy (including our plant building strategy and co-location strategy), capital improvements or development plans,

•	the availability of additional capital to support capital improvements and development, and

•	other factors discussed under the section entitled “Risk Factors” or elsewhere in this registration statement.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”.

A portion of the shares of Common Stock covered by this prospectus are issuable upon exercise of warrants.  We may receive proceeds in the event some or all of the warrants held by the Selling Stockholders are exercised for cash.  Any proceeds received from the exercise of the warrants will be used for working capital and general corporate purposes.  There can be no assurance that any of the Selling Stockholders will exercise their warrants or that we will receive any proceeds therefrom. Warrant holders often choose not to exercise their warrants because the price of the Common Stock does not justify the exercise or the warrant expires by its terms.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of Common Stock, by negotiations between the Selling Shareholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock began trading under the symbol “BFRE.PK” on the Pink Sheets of the National Quotation Bureau on July 11, 2006 and later began trading on the OTCBB under the symbol “BFRE.OB” on June 19, 2007.

The following table sets forth the high and low bid information for our common stock for each quarter since we completed the Reverse Merger and began trading on July 11, 2006. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

QUARTERLY COMMON STOCK PRICE RANGES

Quarter ended	Low Price	High Price

September 30, 2006	$1.35	$6.80
December 31, 2006	$1.47	$4.00
March 31, 2007	$3.99	$7.70
June 30, 2007	$5.40	$7.15
September 30, 2007	$3.30	$6.40
December 31, 2007	$3.15	$5.01
March 31, 2008	$3.00	$4.15
June 30, 2008	$3.05	$4.40
September 30, 2008	$2.05	$4.15
December 31, 2008	$0.55	$2.15
March 31, 2009	$0.51	$1.00

Holders

As of May 14, 2009 a total of 28,100,881 shares of the Company’s common stock are currently outstanding held by approximately 2,750 shareholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is X-Pedited Transfer Corporation with its business address at 535 16th Street, Suite 810, Denver, CO 80202.

Dividends

We have not declared or paid any dividends on our common stock and intend to retain any future earnings to fund the development and growth of our business.  Therefore, we do not anticipate paying dividends on our common stock for the foreseeable future.  There are no restrictions on our present ability to pay dividends to stockholders of our common stock, other than those prescribed by Nevada law.

Securities Authorized for Issuance under Equity Compensation Plans

2006 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN, AS AMENDED

In order to compensate our officers, directors, employees and/or consultants, on December 14, 2006 our Board of Directors approved and stockholders ratified by consent the 2006 Incentive and Non-Statutory Stock Option Plan (the “Plan”).  The Plan has a total of 10,000,000 shares reserved for issuance.

On October 16, 2007, the Board of Directors reviewed the Plan. As such, it determined that the Plan was to be used as a comprehensive equity incentive program for which the Board of Directors serves as the plan administrator and, therefore, amended the Plan (the “Amended and Restated Plan”) to add the ability to grant restricted stock awards.

Under the Amended and Restated Plan, an eligible person in the Company’s service may acquire a proprietary interest in the Company in the form of shares or an option to purchase shares of the Company’s common stock. The amendment includes certain previously granted restricted stock awards as having been issued under the Amended and Restated Plan.

As of May 14, 2009, we have issued the following stock options and grants under the Amended and Restated Plan:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and number of shares of restricted stock		Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders under the Amended and Restated Plan	3,517,659	(1)	$2.48	6,482,341
Equity compensation not pursuant to a plan	602,203	(3)	$3.88
Total	4,099,862

(1) Of this amount, 20,000 options have been exercised.
(2) Excludes shares of restricted stock issued under the Plan.
(3) Includes a warrant to purchase 200,000 shares of its common stock at an exercise price of $5.00 per share to a certain consultant issued by the Company on November 9, 2006, for consulting services.

RULE 10B-18 TRANSACTIONS

The following table provides information about purchases by BlueFire of shares of BlueFire’s common stock as of May 14, 2009.  All repurchases were made in compliance with the safe harbor provisions of Rule 10b-18 under the Securities Exchange Act of 1934, subject to market conditions, applicable legal requirements and other factors.

A monthly summary of the repurchase activity as of May 14, 2009 is as follows:

Issuer Purchases of Equity Securities 1

Period	Total number of shares purchased	Average price paid per share	Total number of shares purchased as part of publicly announced plans or programs	Maximum number (or approximate dollar value) of shares that may yet be purchased under the plans or programs
4/1/08 – 4/30/08	9,901	$3.48	0	0
5/1/08 – 5/31/08	0		0	0
6/1/08 – 6/30/08	0		0	0
7/1/08 – 7/31/08	7,525	$3.60	0	0
8/1/08 – 8/31/08	3,000	$2.64	0	0
9/1/08 – 9/30/08	11,746	$2.73	0	0
Total	32,172	$3.16	0	0

(1)
The Company implemented a stock repurchase program effective April 1, 2008 with the intent to repurchase BlueFire shares in accordance with SEC Rule 10b-18. As of May 14, 2009, the Company repurchased a total of 32,172 shares at a cost of approximately $101,581. Under the stock repurchase program, the Company is not obligated to repurchase any additional shares of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION OR PLAN OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

BUSINESS OVERVIEW

We are a Nevada corporation with a goal to develop, own and operate high-value carbohydrate-based transportation fuel plants, or biorefineries, to produce ethanol, a viable alternative to fossil fuels, and to provide professional services to biorefineries worldwide. Our biorefineries will convert widely available, inexpensive, organic materials such as agricultural residues, high-content biomass crops, wood residues and cellulose from municipal solid wastes into ethanol. This versatility enables us to consider a wide variety of feedstocks and locations in which to develop facilities to become a low cost producer of ethanol. We have licensed for use a patented process from Arkenol, Inc., a Nevada corporation (“Arkenol”), to produce ethanol from cellulose (the “Arkenol Technology”). We are the exclusive North America licensee of the Arkenol Technology. We may also utilize certain biorefinery related rights, assets, work-product, intellectual property and other know-how related to 19 ethanol project opportunities originally developed by ARK Energy, Inc, a Nevada corporation, to accelerate our deployment of the Arkenol Technology.

Recent Developments in Bluefire’s Biorefinery Engineering and Development

During the third quarter in 2008, BlueFire continued to develop the engineering package for the Lancaster Biorefinery, and finalized the Front-End Loading (FEL) 3 stage of engineering for the Lancaster Biorefinery. FEL is the process for conceptual development of processing industry projects. This process is used in the petrochemical, refining, and pharmaceutical industries. Front-End Loading is also referred to as Front-End Engineering Design (FEED). There are three stages in the FEL process:

FEL-1 * Material Balance * Energy Balance * Project Charter	FEL-2 * Preliminary Equipment Design * Preliminary Layout * Preliminary Schedule * Preliminary Estimate	FEL-3 * Purchase Ready Major Equipment Specifications * Definitive Estimate * Project Execution Plan * Preliminary 3D Model * Electrical Equipment List * Line List * Instrument Index

In July 2008, BlueFire signed a teaming agreement with Amalgamated Research, Inc. (“ARI”) for the exclusive right to use its Simulated Moving Bed Chromatographic Separation (“SMB”) technology for the separation of concentrated sulfuric acid and simple sugars. By using ARI’s SMB, BlueFire recovers approximately 99% of the entrained sugars in the acid/sugar stream.

In July 2008, BlueFire was granted a conditional-use permit from the County of Los Angeles, Department of Regional Planning, to permit the construction of the Lancaster Biorefinery. However, a subsequent appeal of the county decision, which BlueFire overcame, combined with the waiting period under the California Environmental Quality Act, pushed the effective date of the now non-appealable permit approval to December 12, 2008.

On February 12, 2009 we were issued our Authority to Construct permit by the Antelope Valley Air Quality Management District.

PLAN OF OPERATION

We plan to raise additional funds through joint venture partnerships, Federal or State grants or loan guarantees, project debt financings or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. There is no assurance that we will be successful in raising additional capital or achieving profitable operations. Our consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. We will need financing within 12 months to execute our business plan.

We have not developed our own proprietary technology but rather we are a licensee of the Arkenol Technology and therefore have benefited from Arkenol’s research and development efforts and cost expenditures.

Our business will encompass development activities culminating in the construction and long-term operation of ethanol production biorefineries.  As such, we are currently in the development-stage of finding suitable locations and deploying project opportunities for converting cellulose fractions of municipal solid waste and other opportunistic feedstock into ethanol fuels.  We do not plan to significantly increase our number of employees over the next 12 months.

For the next 12 months, our Plan of Operations is as follows:

•
Obtain additional operating capital from joint venture partnerships, Federal or State grants or loan guarantees, debt financing or equity financing to fund our ongoing operations and the development of initial biorefineries in North America.

•
The Energy Policy Act of 2005 (“EPAct 2005”) provides for grants and loan guarantee programs to incentivize the growth of the cellulosic ethanol market. These programs include a Cellulosic Biomass Ethanol and Municipal Solid Waste Guarantee Program under which the U.S. Department of Energy (“DOE”) could provide loan guarantees up to $250 million per qualified project.  BlueFire plans to pursue all available opportunities within the Farm EPAct 2005.

•
In June 2008 the Food, Conservation and Energy Act of 2008 (“Farm Bill”) was signed into law.  The 2008 Farm Bill also modified existing incentives, including ethanol tax credits and import duties and established a new tax credit for cellulosic biofuels. The Farm Bill also authorized new biofuels loan and grant programs, but these will be subject to appropriations, likely starting with the FY2010 budget request.  BlueFire plans to pursue all available opportunities within the Farm Bill.

•	Utilize proceeds from reimbursements under the Department of Energy contract and if needed monies from the $570,000 related party line of credit.

•	As available and as applicable to our business plans, applications for public funding will be submitted to leverage private capital raised by us.

Our initial planned projects in North America are projected as follows:

•
We intend to build a facility that will process approximately 190 tons of green waste material per day to produce roughly 3.9 million gallons of ethanol annually. In connection therewith, on November 9, 2007, we purchased the facility site which is located in Lancaster, California.  Permit applications were filed on June 24, 2007, to allow for construction of the Lancaster facility.  On December 12, 2008 we were issued our Conditional Use Permit by the County of Los Angeles.  On February 12, 2009 we were issued our Authority to Construct permit by the Antelope Valley Air Quality Management District.

•
We are also developing a facility for construction in a joint effort with the Department of Energy. This facility will use approximately 700 metric dry tons per day of green waste and wood waste currently disposed in the landfill to produce about 16.6 to 18 million gallons of ethanol annually. Preliminary engineering design is in progress and permitting for this facility will commence once all required preliminary engineering design is completed.  We have received an Award from the DOE of up to $40 million for the Facility. On or around October 4, 2007, we finalized Award 1 for a total approved budget of just under $10,000,000 with the DOE. This award is a 60%/40% cost share, whereby 40% of approve costs may be reimbursed by the DOE pursuant to the total $40 million award announced in February 2007.  The remainder of financing for this project is yet to be determined.

•
Several other opportunities are being evaluated by us in North America but no definitive plans have been made.  Discussions with various landfill owners are underway to duplicate our proposed facility throughout North America although no definitive agreements have been reached.

RESULTS OF OPERATIONS

Twelve Months Ended December 31, 2008 Compared to the Twelve Months Ended December 30, 2007

The following table presents certain consolidated statement of operations information for the year ended December 31, 2008 and 2007. The discussion following the table is based on these results.

	For the Twelve Months ended December 31,	For the Twelve Months ended December 31,
	2008	2007
Revenues:
Consulting Fees	$-	$49,000
Department of Energy Grant	1,075,508	-

Total revenues	1,075,508	49,000

Operating expenses:
Project development, including stock based compensation of $2,078,356, $2,387,634 and $4,468,490, respectively	10,535,278	4,930,739
General and administrative, including stock based compensation of 1,690,921, $4,061,808, and $5,865,040 respectively	4,136,235	5,595,125
Related party license fee	1,000,000	-
Total operating expenses	15,671,513	10,525,864

Operating loss	(14,596,005)	(10,476,864)

Other income and (expense):
Other income	225,411	18,903
Financing related charge	-	(211,660)
Amortization of debt discount	-	(676,982)
Interest expense	-	(56,097)
Related party interest expense	-	(55,348)
Loss on extinguishment of debt	-	(2,818,370)

Net loss	$(14,370,594)	$(14,276,418)

Basic and diluted loss per common share	$(0.51)	$(0.65)
Weighted average common shares outstanding, basic and diluted	28,064,572	21,848,126

Revenue from Department of Energy Grant

Revenue in 2008 was approximately $1,076,000 and related to a federal grant from the United States Department of Energy, (“U.S. DOE”). The grant generally provides for payment in connection with related development and construction costs involving commercialization of our technologies.

Project Development

In 2008, our project development costs were approximately $10,535,000 compared to project development costs of $4,931,000 for the same period during 2007.  Included in project development costs in 2008 and 2007, was approximately $4,901,000 and $970,000, respectively of expense incurred from various engineering firms for the design and development of the biorefineries.  Included in project development costs in 2008 and 2007, was approximately $2,078,000 and $2,388,000, respectively of non-cash share-based compensation expense, incurred in connection with our 2007 and 2006 Stock Option awards.  The increase in project development costs is due to the increased activity in the design and engineering development of the biorefineries.

General and Administrative Expenses

General and Administrative Expenses were approximately $4,136,000 in 2008, compared to $5,595,000 for the same period in 2007.  Included in general and administrative expenses in 2008 and 2007, was approximately $1,691,000 and $4,062,000, respectively of non-cash share-based compensation expense, incurred in connection with our 2007 and 2006 Stock Option award.  The decrease in general and administrative costs is mainly due to a decrease in share based compensation.

Interest Income

Interest income was approximately $225,000 in 2008, compared to approximately $18,000 in 2007, related to funds invested.  The increase in interest income from the same period in 2007 is mainly due to the fact that we had not yet completed our offering of common stock till the end of 2007.

Related Party License Fee

In 2008 the Company incurred the remaining cost of the Arkenol technology license fee of $970,000.  This is a one time fee.

LIQUIDITY AND CAPITAL RESOURCES

Historically, we have funded our operations through financing activities consisting primarily of private placements of debt and equity securities with existing shareholders and outside investors. Our principal use of funds has been for the further development of our Biorefinery Projects, for capital expenditures and general corporate expenses.

During the twelve months ended December 31, 2008, there were no proceeds received from the sale of company securities. There were no additional proceeds received from the exercise of stock options.

During the twelve months ended December 31, 2007, proceeds of approximately $17,394,500 were received from the sale of securities in connection with various private placements. Additional proceeds of $40,000 were received from the exercise of stock options.

In addition, as our Projects develop to the point of construction, we anticipate significant purchases of long lead time item equipment for construction. As of December 31, 2008, we had cash and cash equivalents of approximately $2,999,599.

In February 2009, the Company obtained a line of credit in the amount of $570,000 from Arkenol Inc, its technology licensor, to provide additional liquidity to the Company as needed. As of March 25, 2009, there were no amounts outstanding.

We expect to rely upon funds raised from private placements, as well as future equity and debt offerings, current and future grant opportunities, as well as a line of credit from our technology licensor, to implement our growth plan and meet our liquidity needs going forward.  Management believes that our Company’s cash will be sufficient to meet our working capital requirements for the next twelve month period, but will not be sufficient to move forward beyond the development stage of either of our first two Projects, at which point further funding will be necessary. However, we cannot assure you that such financing will be available to us on favorable terms, or at all. If, after utilizing the existing sources of capital available to the Company, further capital needs are identified and we are not successful in obtaining the financing, we may be forced to curtail our existing or planned future operations.

CRITICAL ACCOUNTING POLICIES

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements require the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results, and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based upon this definition, our most critical estimates are described below under the heading “Revenue Recognition.” We also have other key accounting estimates and policies, but we believe that these other policies either do not generally require us to make estimates and judgments that are as difficult or as subjective, or it is less likely that they would have a material impact on our reported results of operations for a given period. For additional information see Note 2, “Summary of Organization and Significant Accounting Policies” in the notes to our audited financial statements for the year ended December 31, 2008 appearing elsewhere in this prospectus. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. However, in February 2008 the FASB Staff Position No. 157-2 was issued, which delays the effective date of the requirements of SFAS 157 as to non-financial assets and non-financial liabilities except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The effective date has been deferred to fiscal years beginning after November 15, 2008 for these non-financial assets and liabilities. Our adoption of SFAS 157 on January 1, 2008 did not have a material impact on our consolidated financial position, results of operations or cash flows during the year ended December 31, 2008. The Company does not expect the deferred portion of the adoption of SFAS 157 to have a material impact on the financial statements.

In February 2007, the FASB issued SFAS No. 159, which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which applies to all entities with available-for-sale and trading securities. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.  The adoption of SFAS No. 159 did not have a material impact on the Company's results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141(revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will significantly change the accounting for business combinations in a number of areas, including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and restructuring costs. SFAS No. 141R includes an amendment to SFAS No. 109, "Accounting for Income Taxes." This statement is effective for fiscal years beginning after December 15, 2008. The Company is assessing the impact of SFAS No. 141R and has not determined whether it will have a material impact on the Company's results of operations or financial position.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 5” (SFAS No. 160).   SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R).  This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The statement shall be applied prospectively as of the beginning of the fiscal year in which the statement is initially adopted.  The Company is in the process of evaluating the impact of SFAS No. 160 on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 provides a framework for selecting accounting principles for financial statements that are presented in conformity with GAAP. The Company does not expect that the provisions of SFAS 162 will result in a change in accounting practice for the Company.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

COMPANY HISTORY

Our Company

We are BlueFire Ethanol Fuels, Inc., a Nevada corporation. Our goal is to develop, own and operate high-value carbohydrate-based transportation fuel plants, or biorefineries, to produce ethanol, a viable alternative to fossil fuels, and to provide professional services to biorefineries worldwide. Our biorefineries will convert widely available, inexpensive, organic materials such as agricultural residues, high-content biomass crops, wood residues and cellulose from municipal solid wastes into ethanol. This versatility enables us to consider a wide variety of feedstocks and locations in which to develop facilities to become a low cost producer of ethanol. We have licensed for use a patented process from Arkenol, Inc., a Nevada corporation (“Arkenol”), to produce ethanol from cellulose (the “Arkenol Technology”). We are the exclusive North America licensee of the Arkenol Technology. We may also utilize certain biorefinery related rights, assets, work-product, intellectual property and other know-how related to 19 ethanol project opportunities originally developed by ARK Energy, Inc, a Nevada corporation, to accelerate our deployment of the Arkenol Technology.

Company History

We are a Nevada corporation that was initially organized as Atlanta Technology Group, Inc., a Delaware corporation, on October 12, 1993. The Company was re-named Docplus.net Corporation on December 31, 1998, and further re-named Sucre Agricultural Corp. (“Sucre”) and re-domiciled as a Nevada corporation on March 6, 2006.  Finally, on May 24, 2006, in anticipation of the reverse merger by which it would acquire BlueFire Ethanol, Inc. (“BlueFire”), a privately held Nevada corporation organized on March 28, 2006, as described below, the Company was re-named to its current name BlueFire Ethanol Fuels, Inc.

On June 27, 2006, the Company completed a reverse merger (the “Reverse Merger”) with BlueFire Ethanol, Inc. (“BlueFire Ethanol”).  At the time of Reverse Merger, the Company was a blank-check company and had no operations, revenues or liabilities. The only asset possessed by the Company was $690,000 in cash which continued to be owned by the Company at the time of the Reverse Merger. In connection with the Reverse Merger, the Company issued BlueFire Ethanol 17,000,000 shares of common stock, approximately 85% of all of the outstanding common stock of the Company, for all the issued and outstanding BlueFire Ethanol common stock. The Company stockholders retained 4,028,264 shares of Company common stock.  As a result of the Reverse Merger, BlueFire Ethanol became our wholly-owned subsidiary.  On June 21, 2006, prior to and in anticipation of the Reverse Merger, Sucre sold 3,000,000 shares of common stock to two related investors in a private offering of shares pursuant to Rule 504 for proceeds of $1,000,000.

The Company’s shares of common stock began trading under the symbol “BFRE.PK” on the Pink Sheets of the National Quotation Bureau on July 11, 2006 and later began trading on the OTCBB under the symbol “BFRE.OB” on June 19, 2007. On May 14, 2009, the closing price of our Common Stock was $0.98 per share.

Our executive offices are located at 31 Musick, Irvine, California 92618 and our telephone number at such office is (949) 588-3767.

BUSINESS OF ISSUER

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Our goal is to develop, own and operate high-value carbohydrate-based transportation fuel plants, or biorefineries, to produce ethanol, a viable alternative to fossil fuels, and to provide professional services to biorefineries worldwide. Our biorefineries will convert widely available, inexpensive, organic materials such as agricultural residues, high-content biomass crops, wood residues and cellulose from municipal solid wastes into ethanol. This versatility enables us to consider a wide variety of feedstocks and locations in which to develop facilities to become a low cost producer of ethanol.

We have licensed for use the Arkenol Technology, a patented process from Arkenol to produce ethanol from cellulose for sale into the transportation fuel market. We are the exclusive North America licensee of the Arkenol Technology.

ARKENOL TECHNOLOGY

The production of chemicals by fermenting various sugars is a well-accepted science. Its use ranges from producing beverage alcohol and fuel-ethanol to making citric acid and xantham gum for food uses. However, the high price of sugar and the relatively low cost of competing petroleum based fuel has kept the production of chemicals mainly confined to producing ethanol from corn sugar.

In the Arkenol Technology process, incoming biomass feedstocks are cleaned and ground to reduce the particle size for the process equipment. The pretreated material is then dried to a moisture content consistent with the acid concentration requirements for breaking down the biomass, then hydrolyzed (degrading the chemical bonds of the cellulose) to produce hexose and pentose (C5 and C6) sugars at the high concentrations necessary for commercial fermentation. The insoluble materials left are separated by filtering and pressing into a cake and further processed into fuel for other beneficial uses. The remaining acid-sugar solution is separated into its acid and sugar components. The separated sulfuric acid is recirculated and reconcentrated to the level required to breakdown the incoming biomass. The small quantity of acid left in the sugar solution is neutralized with lime to make hydrated gypsum which can be used as an agricultural soil conditioner. At this point the process has produced a clean stream of mixed sugars (both C6 and C5) for fermentation. In an ethanol production plant, naturally-occurring yeast, which Arkenol has specifically cultured by a proprietary method to ferment the mixed sugar stream, is mixed with nutrients and added to the sugar solution where it efficiently converts both the C6 and C5 sugars to fermentation beer (an ethanol, yeast and water mixture) and carbon dioxide. The yeast culture is separated from the fermentation beer by a centrifuge and returned to the fermentation tanks for reuse. Ethanol is separated from the now clear fermentation beer by conventional distillation technology, dehydrated to 200 proof and denatured with unleaded gasoline to produce the final fuel-grade ethanol product. The still bottoms, containing principally water and unfermented sugar, is returned to the process for economic water use and for further conversion of the sugars.

Simply put, the process separates the biomass into two main constituents: cellulose and hemicellulose (the main building blocks of plant life) and lignin (the “glue” that holds the building blocks together), converts the cellulose and hemicellulose to sugars, ferments them and purifies the fermentation liquids into ethanol and other end-products.

ARK ENERGY

BlueFire may also utilize certain biorefinery related rights, assets, work-product, intellectual property and other know-how related to nineteen (19) ethanol project opportunities originally developed by ARK Energy, Inc., a Nevada corporation to accelerate BlueFire’s deployment of the Arkenol Technology. The opportunities consist of ARK Energy’s previous relationships, analysis, site development, permitting experience and market research on various potential project locations within North America. ARK Energy has transferred these assets to us and we valued these business assets based on management’s best estimates as to its actual costs of development. In the event we successfully finance the construction of a project that utilizes any of the transferred assets from ARK Energy, we are required to pay ARK Energy for the costs ARK Energy incurred in the development of the assets pertaining to that particular project or location. We did not incur the costs of a third party valuation but based our valuation of the assets acquired by (i) an arms length review of the value assigned by ARK Energy to the opportunities are based on the actual costs it incurred in developing the project opportunities, and (ii) anticipated financial benefits to us.

PILOT PLANTS

From 1994-2000, a test pilot biorefinery plant was built and operated by Arkenol in Orange, California to test the effectiveness of the Arkenol Technology using several different types of raw materials containing cellulose. The types of materials tested included: rice straw, wheat straw, green waste, wood wastes, and municipal solid wastes. Various equipment for use in the process was also tested and process conditions were verified leading to the issuance of the certain patents in support of the Arkenol Technology.

In 2002, using the results obtained from the Arkenol California test pilot plant, JGC Corporation, based in Japan, built and operated a bench scale facility followed by another test pilot biorefinery plant in Izumi, Japan. At the Izumi plant, Arkenol retained the rights to the Arkenol Technology while the operations of the facility were controlled by JGC Corporation.

BIOREFINERY PROJECTS

WE ARE CURRENTLY IN THE DEVELOPMENT STAGE OF BUILDING BIOREFINERIES IN NORTH AMERICA.

We plan to use the Arkenol Technology and utilize JGC’s operations knowledge from the Izumi test pilot plant to assist in the design and engineering of our facilities in North America. MECS and Briderson Engineering, Inc. (“Brinderson”) will provide the preliminary design package for our first facility and Brinderson will complete the detailed engineering design of the plant. This completed design should provide the blueprint for subsequent plant constructions.

We intend to build a facility that will process approximately 190 tons of green waste material per day to produce roughly 3.9 million gallons of ethanol annually. In connection therewith, on November 9, 2007, we purchased the facility site which is located in Lancaster, California.  Permit applications were filed on June 24, 2007, to allow for construction of the Lancaster facility. The Los Angeles County Planning Commission issued a Conditional Use Permit for the Lancaster Project in July of 2008. However, a subsequent appeal of the county decision, which BlueFire overcame, combined with the waiting period under the California Environmental Quality Act, pushed the effective date of the now non-appealable permit approval to December 12, 2008.  On February 12, 2009 we were issued our Authority to Construct permit by the Antelope Valley Air Quality Management District.

In 2008, BlueFire continued to develop the engineering package for the Lancaster Biorefinery, and finalized the Front-End Loading (FEL) 3 stage of engineering for the Lancaster Biorefinery. FEL is the process for conceptual development of processing industry projects. This process is used in the petrochemical, refining, and pharmaceutical industries. Front-End Loading is also referred to as Front-End Engineering Design (FEED). There are three stages in the FEL process:

FEL-1 * Material Balance * Energy Balance * Project Charter	FEL-2 * Preliminary Equipment Design * Preliminary Layout * Preliminary Schedule * Preliminary Estimate	FEL-3 * Purchase Ready Major Equipment Specifications * Definitive Estimate * Project Execution Plan * Preliminary 3D Model * Electrical Equipment List * Line List * Instrument Index

We estimate the total cost including contingencies to be in the range of approximately $100 million to $120 million for this first plant. This amount is significantly greater than our previous estimations communicated to the public. This is due in part to a combination of significant increases in materials costs on the world market from the last estimate till now, and the complexity of our first commercial deployment. Recently, prices for materials have been declining, and we expect, that throughout 2009, items like structural and specialty steel will continue to decline significantly in price with other materials of construction following suit. The cost approximations above do not reflect any decrease in raw materials or any savings in construction cost.

The uncertainties of the world credit markets have also caused a delay in the financing we needed to enable placement of equipment orders for the construction of our Lancaster Project and which would allow us to achieve a sustainable construction schedule after breaking ground. Hence, to insure a timely and continuous construction of the project, BlueFire’s board of directors determined it is prudent to delay Lancaster's groundbreaking until all the necessary funds are in place. Project activities have advanced to a point that once credit is available, orders can be immediately placed and construction started. We remain optimistic in being able to raise the additional capital necessary once the new federal administration’s policies take hold and the capital markets normalize. We are currently in discussions with potential sources of financing for this facility, including opportunities for grants and loan guarantees, but no definitive agreements are in place.

We are also developing a facility for construction in a joint effort with the Department of Energy. This facility will use approximately 700 metric dry tons of green waste per day and wood waste currently disposed in the landfill to produce about 16.6 to 18 million gallons of ethanol annually. Preliminary engineering design is in progress and permitting for this facility will commence once all required preliminary engineering design is completed.  We have received an Award from the DOE of up to $40 million for the Facility. On or around October 4, 2007, we finalized Award 1 for a total approved budget of just under $10,000,000 with the DOE. This award is a 60%/40% cost share, whereby 40% of approve costs may be reimbursed by the DOE pursuant to the total $40 million award announced in February 2007. As of December 31, 2008 BlueFire has been reimbursed approximately $1,076,000 from the Department of Energy under this award.  The remainder of financing for this project is yet to be determined.

The Company is simultaneously researching and considering other suitable locations for other similar biorefineries.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS AND SERVICES

On December 11, 2008 BlueFire announced a Professional Services Agreement (“PSA”) with Ubiex, Inc. a South Korean development company.  Under the PSA BlueFire will provide the preliminary engineering design package and technical support for Ubiex, Inc.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

We will utilize existing ethanol distribution channels to sell the ethanol that is produced from our plants. For example, we will enter into an agreement with an existing refiner or blender to purchase the ethanol and sell it into the Southern California transportation fuels market. Ethanol is currently mandated at a blend level of 5.7% in California which represents a  700+ million gallon per year market. We are also exploring the potential of onsite blending of E85 (85% Ethanol, 15% gasoline) and direct marketing to fueling stations. There are approximately 1900 E85 fueling stations in the United States.

COMPETITIVE BUSINESS CONDITIONS AND THE SMALL BUSINESS ISSUER’S COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

COMPETITION

Most of the ethanol supply in the United States is derived from corn according to the Renewable Fuels Association (“RFA”) website (HTTP://WWW.ETHANOLRFA.ORG/) and as of February 28, 2009 is produced at approximately 190 facilities, ranging in size from 300,000 to 115 million gallons per year, located predominately in the corn belt in the Midwest.

Traditional corn-based production techniques are mature and well entrenched in the marketplace, and the entire industry’s infrastructure is geared toward corn as the principal feedstock.

With the Arkenol Technology the principle difference from traditional processes apart from production technique is the acquisition and choice of feedstock. The use of a non-commodity based non-food related biomass feedstock enables us to use feedstock typically destined for disposal, i.e. wood waste, yard trimmings and general green waste. All ethanol producers regardless of production technique will fall subject to market fluctuation in the end product, ethanol.

Due to the feedstock variety we are able to process, we are able to locate production facilities in and around the markets where the ethanol will be consumed thereby giving us a competitive advantage against much larger traditional producers who must locate plants near their feedstock, i.e. the corn belt in the Midwest and ship the ethanol to the end market.

However, in the area of biomass-to-ethanol production, there are few companies and no commercial production infrastructure is built. As we continue to advance our biomass technology platform, we are likely to encounter competition for the same technologies from other companies that are also attempting to manufacture ethanol from cellulosic biomass feedstocks.

Ethanol production is also expanding internationally. Ethanol produced or processed in certain countries in Central American and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol and may affect our ability to sell our ethanol profitably.

There are approximately twenty one next generation biofuel companies that have received grants from the Department of Energy for development purposes.

INDUSTRY OVERVIEW

On December 19, 2007 President Bush signed into law the Energy Independence and Security Act of 2007 (Energy Act of 2007).  The Energy Act of 2007 provides for an increase in the supply of alternative fuel sources by setting a mandatory Renewable Fuel Standard (RFS) requiring fuel producers to use at least 36 billion gallons of biofuel by 2022, 16 billion gallon of which must come from cellulosic derived fuel.  Additionally, the Energy Act of 2007 called for reducing U.S. demand for oil by setting a national fuel economy standard of 35 miles per gallon by 2020 – which will increase fuel economy standards by 40 percent and save billions of gallons of fuel.

In June 2008 the Food, Conservation and Energy Act of 2008 (Farm Bill) was signed into law.  The 2008 Farm Bill also modified existing incentives, including ethanol tax credits and import duties and established a new integrated tax credit of $1.01/gallon for cellulosic biofuels. The Farm Bill also authorized new biofuels loan and grant programs, which will be subject to appropriations, likely starting with the FY2010 budget request.

Historically, producers and blenders had a choice of fuel additives to increase the oxygen content of fuels. MTBE (methyl tertiary butyl ether), a petroleum-based additive, was the most popular additive, accounting for up to 75% of the fuel oxygenate market. However, in the United States, ethanol is replacing MTBE as a common fuel additive. While both increase octane and reduce air pollution, MTBE is a presumed carcinogen which contaminates ground water. It has already been banned in California, New York, Illinois and 16 other states. Major oil companies have voluntarily abandoned MTBE and it is scheduled to be phased out under the Energy Policy Act. As MTBE is phased out, we expect demand for ethanol as a fuel additive and fuel extender to rise. A blend of 5.5% or more of ethanol, which does not contaminate ground water like MTBE, effectively complies with U.S. Environmental Protection Agency requirements for reformulated gasoline, which is mandated in most urban areas.

Ethanol is a clean, high-octane, high-performance automotive fuel commonly blended in gasoline to extend supplies and reduce emissions. In 2004, according to the American Coalition for Ethanol, 3% of all United States gasoline was blended with some percentage of ethanol. The most common blend is E10, which contains 10% ethanol and 90% gasoline. There is also growing federal government support for E85, which is a blend of 85% ethanol and 15% gasoline.

Ethanol is a renewable fuel produced by the fermentation of starches and sugars such as those found in grains and other crops. Ethanol contains 35% oxygen by weight and, when combined with gasoline, it acts as an oxygenate, artificially introducing oxygen into gasoline and raising oxygen concentration in the combustion mixture with air. As a result, the gasoline burns more completely and releases less unburnt hydrocarbons, carbon monoxide and other harmful exhaust emissions into the atmosphere. The use of ethanol as an automotive fuel is commonly viewed as a way to reduce harmful automobile exhaust emissions. Ethanol can also be blended with regular unleaded gasoline as an octane booster to provide a mid-grade octane product which is commonly distributed as a premium unleaded gasoline.

Studies published by the Renewable Fuel Association indicate that approximately 8.1 billion gallons of ethanol was consumed in 2008 in the United States and every automobile manufacturer approves and warrants the use of E10. Because the ethanol molecule contains oxygen, it allows an automobile engine to more completely combust fuel, resulting in fewer emissions and improved performance. Fuel ethanol has an octane value of 113 compared to 87 for regular unleaded gasoline. Domestic ethanol consumption has tripled in the last eight years, and consumption increases in some foreign countries, such as Brazil, are even greater in recent years. For instance, 40% of the automobiles in Brazil operate on 100% ethanol, and others use a mixture of 22% ethanol and 78% gasoline. The European Union and Japan also encourage and mandate the increased use of ethanol.

For every barrel of ethanol produced, the American Coalition for Ethanol estimates that 1.2 barrels of petroleum are displaced at the refinery level, and that since 1978, U.S. ethanol production has replaced over 14.0 billion gallons of imported gasoline or crude oil. According to a Mississippi State University Department of Agricultural Economics Staff Report in August 2003, a 10% ethanol blend results in a 25% to 30% reduction in carbon monoxide emissions by making combustion more complete. The same 10% blend lowers carbon dioxide emissions by 6% to 10%.

During the last 20 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 7.6 billion gallons per year in 2008. In the United States, ethanol is primarily made from starch crops, principally from the starch fraction of corn. Consequently, the production plants are concentrated in the grain belt of the Midwest, principally in Illinois, Iowa, Minnesota, Nebraska and South Dakota.

In the United States, there are two principal commercial applications for ethanol. The first is as an oxygenate additive to gasoline to comply with clean air regulations. The second is as a voluntary substitute for gasoline - this is a purely economic choice by gasoline retailers who may make higher margins on selling ethanol-blended gasoline, provided ethanol is available in the local market. The U.S. gasoline market is currently approximately 170 billion gallons annually, so the potential market for ethanol (assuming only a 10% blend) is 17 billion gallons per year. Increasingly, motor manufacturers are producing flexible fuel vehicles (particularly sports utility vehicle models) which can run off ethanol blends of up to 85% (known as E85) in order to obtain exemptions from fleet fuel economy quotas. There are now in excess of 5 million flexible fuel vehicles on the road in the United States and automakers will produce several millions per year, offering further potential for significant growth in ethanol demand.

CELLULOSE TO ETHANOL PRODUCTION

In a 2002 report, “Outlook For Biomass Ethanol Production Demand,” the U.S. Energy Information Administration found that advancements in production technology of ethanol from cellulose could reduce costs and result in production increases of 40% to 160% by 2010. Biomass (cellulosic feedstocks) includes agricultural waste, woody fibrous materials, forestry residues, waste paper, municipal solid waste and most plant material. Like waste starches and sugars, they are often available for relatively low cost, or are even free. However, cellulosic feedstocks are more abundant, global and renewable in nature. These waste streams, which would otherwise be abandoned, land-filled or incinerated, exist in populated metropolitan areas where ethanol prices are higher.

SOURCES AND AVAILABILITY OF RAW MATERIALS

The U.S. DOE and USDA in its April 2005 report “BIOMASS AS FEEDSTOCK FOR A BIOENERGY AND BIOPRODUCTS INDUSTRY: THE TECHNICAL FEASIBILITY OF A BILLION-TON ANNUAL SUPPLY” found that about one billion tons of cellulosic materials from agricultural and forest residues are available to produce more than one-third of the current U.S. demand for transportation fuels.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Currently, we have no dependence on one or a few major customers. We are negotiating definitive agreements but no definitive agreements have been signed as of yet. See “DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES.”

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

On March 1, 2006, we entered into a Technology License Agreement with Arkenol, for use of the Arkenol Technology. Arkenol holds the following patents in relation to the Arkenol Technology: 11 U.S. patents, 21 foreign patents, and one pending foreign patent. According to the terms of the agreement, we were granted an exclusive, non-transferable, North American license to use and to sub-license the Arkenol technology. The Arkenol Technology, converts cellulose and waste materials into ethanol and other high value chemicals. As consideration for the grant of the license, we are required to make a onetime payment of $1,000,000 at first project funding and for each plant make the following payments: (1) royalty payment of 3% of the gross sales price for sales by us or our sublicensees of all products produced from the use of the Arkenol Technology (2) and a onetime license fee of $40.00 per 1,000 gallons of production capacity per plant. According to the terms of the agreement, we made a onetime exclusivity fee prepayment of $30,000 during the period ended December 31, 2006. As of December 31, 2008, we have accrued the remaining liability of $970,000 to Arkenol, and as of March 11, 2009 we have paid Arkenol in full for the license. All sub-licenses issued by us will provide for payments of any other license fees and royalties due Arkenol.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not subject to any government oversight for our current operations other than for corporate governance and taxes. However, the production facilities that we will be constructing will be subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations will require our facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

Currently, the federal government encourages the use of ethanol as a component in oxygenated gasoline. This is a measure to both protect the environment, and, to utilize biofuels as a viable renewable domestic fuel to reduce U.S. dependence on foreign oil.

The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. Ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. Increasingly stricter EPA regulations are expected to increase the number of metropolitan areas deemed in non-compliance with Clean Air Standards, which could increase the demand for ethanol.

On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Before this, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the existing ethanol excise tax exemption is eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. The bill created a new volumetric ethanol excise tax credit of 51 cents per gallon of ethanol blended. Refiners and gasoline blenders would apply for this credit on the same tax form as before only it would be a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol. VEETC is scheduled to expire in 2013. The 2008 Farm Bill amended this credit: Starting the year after 7.5 billion gallons of ethanol are produced and/or imported in the United States, the value of the credit will be lowered to 45 cents per gallon—it is expected that the United States passed this mark in 2008, leading to a reduction in the credit starting in 2009.

The Energy Policy Act of 2005 established a renewable fuel standard (RFS) to increase in the supply of alternative sources for automotive fuels. The RFS was expanded by the Energy Independence and Security Act of 2007. The RFS requires the blending of renewable fuels (including ethanol and biodiesel) in transportation fuel. In 2008, fuel suppliers must blend 9.0 billion gallons of renewable fuel into gasoline; this requirement increases annually to 36 billion gallons in 2022. The expanded RFS also specifically mandates the use of “advanced biofuels”—fuels produced from non-corn feedstocks and with 50% lower lifecycle greenhouse gas emissions than petroleum fuel—starting in 2009. Of the 36 billion gallons required in 2022, at least 21 billion gallons must be advanced biofuel. There are also specific quotas for cellulosic biofuels and for biomass-based diesel fuel. On May 1, 2007, EPA issued a final rule on the RFS program detailing compliance standards for fuel suppliers, as well as a system to trade renewable fuel credits between suppliers.  EPA has not yet initiated a rulemaking on the lifecycle analysis methods necessary to categorize fuels as advanced biofuels. While this program is not a direct subsidy for the construction of biofuels plants, the market created by the renewable fuel standard is expected to stimulate growth of the biofuels industry.

The Food, Conservation, and Energy Act of 2008 (2008 Farm Bill) provides for, among other things, grants for demonstration scale Biorefineries, and loan guarantees for commercial scale Biorefineries that produce advanced Biofuels (i.e., any fuel that is not corn-based). Section 9003 includes a Loan Guarantee Program under which the U.S.D.A. could provide loan guarantees up to $250 million to fund development, construction, and retrofitting of commercial-scale refineries. Section 9003 also includes a grant program to assist in paying the costs of the development and construction of demonstration-scale biorefineries to demonstrate the commercial viability which can potentially fund up to 50% of project costs.

Some other noteworthy governmental actions regarding the production of biofuels are as follows:

Small Ethanol Producer Credit:
A tax credit valued at 10 cents per gallon of ethanol produced. The credit may be claimed on the first 15 million gallons of ethanol produced by a small producer in a given year. Qualified applicants are any ethanol producer with production capacity below 60 million gallons per year. This credit is scheduled to terminate on December 31, 2010, unless ortherwise extended by law.

Credit for Production of Cellulosic Biofuel:
An integrated tax credit whereby Producers of cellulosic biofuel can claim up to $1.01 per gallon tax credit. The credit for cellulosic ethanol varies with other ethanol credits such that the total combined value of all credits is $1.01 per gallon. As the VEETC and/or the Small Ethanol Producer Credits (outlined above) decrease, the per-gallon credit for cellulosic ethanol production increases by the same amount (ie the value of the credit is reduced by the amount of the VEETC and the Small Ethanol Producer Credit—currently, the value would be 40 cents per gallon). The credit applies to fuel produced after December 31, 2008. This credit is scheduled to terminate on December 31, 2012.

Special Depreciation Allowance for Cellulosic Biofuel Plant Property:
A taxpayer may take a depreciation deduction of 50% of the adjusted basis of a new cellulosic biofuel plant in the year it is put in service. Any portion of the cost financed through tax-exempt bonds is exempted from the depreciation allowance. Before amendment by P.L. 110-343, the accelerated depreciation applied only to cellulosic ethanol plants that break down cellulose through enzymatic processes—the amended provision applies to all cellulosic biofuel plants acquired after December 20, 2006, and placed in service before January 1, 2013. This accelerated depreciation allowance is scheduled to terminate on December 31, 2012.

ESTIMATE OF THE AMOUNT SPENT DURING EACH OF THE LAST TWO FISCAL YEARS ON RESEARCH AND DEVELOPMENT ACTIVITIES

For the fiscal year ending December 31, 2007 and 2008, we spent roughly $4,930,739 and $10,535,278 on project development costs, respectively.

To date, project development costs include the research and development expenses related to our future cellulose-to-ethanol production facilities including site development, and engineering activities.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS (FEDERAL, STATE AND LOCAL)

We will be subject to extensive air, water and other environmental regulations and we will have to obtain a number of environmental permits to construct and operate our plants, including, air pollution construction permits, a pollutant discharge elimination system general permit, storm water discharge permits, a water withdrawal permit, and an alcohol fuel producer’s permit. In addition, we may have to complete spill prevention control and countermeasures plans.

The production facilities that we will build are subject to oversight activities by the federal, state, and local regulatory agencies. There is always a risk that the federal agencies may enforce certain rules and regulations differently than state environmental administrators. State or federal rules are subject to change, and any such changes could result in greater regulatory burdens on plant operations. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from possible foul smells or other air or water discharges from the plant.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES

We had 11 full time employees as of May 14, 2009 and 1 part time employee. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

REPORTS TO SECURITY HOLDERS

We are subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These obligations include filing an annual report under cover of Form 10, with audited financial statements, unaudited quarterly reports on Form 10-Q and the requisite proxy statements with regard to annual stockholder meetings. The public may read and copy any materials the Company files with the Securities and Exchange Commission (the “SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect

MANAGEMENT

Directors and Executive Officers

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of May 14, 2009. There is no familial relationship between or among the nominees, directors or executive officers of the Company.

NAME	AGE	POSITION	OFFICER AND/OR DIRECTOR SINCE

Arnold Klann	57	President, CEO and Director	June 2006
Necitas Sumait	49	Secretary, SVP and Director	June 2006
Christopher Scott	34	Chief Financial Officer	March 2007
John Cuzens	57	SVP, Chief Technology Officer	June 2006
Chris Nichols	43	Director	June 2006
Joseph Emas	54	Director	July 2007
Victor Doolan	68	Director	July 2007

The Company’s Directors serve in such capacity until the first annual meeting of the Company’s shareholders and until their successors have been elected and qualified. The Company’s officers serve at the discretion of the Company’s Board of Directors, until their death, or until they resign or have been removed from office.

There are no agreements or understandings for any director or officer to resign at the request of another person and none of the directors or officers is acting on behalf of or will act at the direction of any other person. The activities of each director and officer are material to the operation of the Company. No other person’s activities are material to the operation of the Company.

Arnold R. Klann – Chairman of the Board and Chief Executive Officer

Mr. Klann has been our Chairman of the Board and Chief Executive Officer since our inception in March 2006. Mr. Klann has been President of ARK Energy, Inc. and Arkenol, Inc. from January 1989 to present. Mr. Klann has an AA from Lakeland College in Electrical Engineering.

Necitas Sumait – Senior Vice President and Director

Mrs. Sumait has been our Director and Senior Vice President since our inception in March 2006. Prior to this, Mrs. Sumait was Vice President of ARK Energy/Arkenol from December 1992 to July 2006. Mrs. Sumait has a MBA in Technological Management from Illinois Institute of Technology and a B.S. in Biology from De Paul University.

Christopher Scott - Chief Financial Officer

Mr. Scott has been our Chief Financial Officer since March 2007. Prior to this, from 2002 to March 2007, Mr. Scott was most recently the CFO/CCO and FinOp of Westcap Securities, Inc, an NASD Member Broker/Dealer and Investment Bank headquartered in Irvine, CA. Mr. Scott currently holds the Series 7, 63, 24, 4, 27, 55, and Series 53 NASD licenses. From 1997 to 2002, Mr. Scott was a General Securities and Registered Options Principal at First Allied Securities Inc. Mr. Scott earned his Bachelor’s Degree in Business Administration, with a concentration in Finance, from CSU, Fullerton.

John Cuzens - Chief Technology Officer and Senior Vice President

Mr. Cuzens has been our Chief Technology Officer and Senior Vice President since our inception in March 2006. Mr. Cuzens was a Director from March 2006 until his resignation from the Board of Directors in July 2007.  Prior to this, he was Director of Projects Wahlco Inc. from 2004 to June 2006. He was employed by Applied Utility Systems Inc from 2001 to 2004 and Hydrogen Burner Technology form 1997-2001. He was with ARK Energy and Arkenol from 1991 to 1997 and is the co-inventor on seven of Arkenol’s eight U.S. foundation patents for the conversion of cellulosic materials into fermentable sugar products using a modified strong acid hydrolysis process. Mr. Cuzens has a B.S. Chemical Engineering degree from the University of California at Berkeley.

Chris Nichols – Director (Chairman, Compensation Committee)

Mr. Nichols has been our Director since our inception in March 2006.  Mr. Nichols is currently the Chairman of the Board and Chief Executive Officer of Advanced Growing Systems, Inc. Since 2003 Mr. Nichols was the Senior Vice President of Westcap Securities’ Private Client Group. Prior to this, Mr. Nichols was a Registered Representative at Fisher Investments from December 2002 to October 2003. He was a Registered Representative with Interfirst Capital Corporation from 1997 to 2002. Mr. Nichols is a graduate of California State University in Fullerton with a B.A. degree in Marketing.

Joseph Emas – Director (Chairman, Nomination Committee)

Mr. Emas is licensed to practice law in Florida, New Jersey and New York. Since 2001, Mr. Emas has been the senior partner of Joseph I. Emas, P.A. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his LL.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas received the William Smith Award, Pro Bono Advocate for Children in 2000 and the 2006 Child Advocacy Award in Florida and is the author of “Update of Juvenile Jurisdiction Florida Practice in Juvenile Law.” Mr. Emas has been a member of the Juvenile Court Rules Committee for the State of Florida from 1999 through 2006, and currently sits on the Florida Child Advocacy Committee. Mr. Emas serves on the Board of Directors of HQ Sustainable Maritime Industries, Inc.

Victor Doolan – Director (Chairman, Audit Committee)

Mr. Doolan served for approximately three years as president of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as the Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for approximately 36 years.  Mr. Doolan currently serves on the Board of Directors for Sonic Automotive, Inc.

Significant Employee

William Davis - VP Project Management.

Mr. Davis is currently Vice President of Project Management for us. Prior to this he was Director of Power Plant Project Development for Diamond Energy from 2001 to 2006. Prior to this he was VP of Business Development for Oxbow Power. He has over 30 years in the energy business and was an energy advisor to the Governor of California. He has been involved in domestic and international power project development. Mr. Davis is a registered Architect in three states and graduated from California State University at San Luis Obispo with a Bachelors of Architecture and a Masters of Science in Architecture.

FAMILY RELATIONSHIPS

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

SUBSEQUENT EXECUTIVE RELATIONSHIPS

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

None of our directors or executive officers or their respective immediate family members or affiliates are indebted to us.

COMMITTEES OF THE BOARD OF DIRECTORS

Each of our Audit Committee, Compensation Committee and Nomination Committee are composed of a majority of independent board members and are also chaired by an independent board member.

Audit Committee
Victor Doolan, Chairman
Christopher Nichols
Joseph Emas

Compensation Committee
Christopher Nichols, Chairman
Victor Doolan
Joseph Emas

Nomination Committee
Joseph Emas, Chairman
Christopher Nichols
Victor Dolan

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the best of the Company’s knowledge, any reports required to be filed were timely filed as of May 14, 2009.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to the small business issuer’s directors, officers and key employees.

BOARD NOMINATION PROCEDURE

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors since the Company provided disclosure on such process on its proxy statement on Form Def14A, as amended, filed on May 23, 2008 with the SEC.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the two most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

2008/2007
SUMMARY COMPENSATION TABLE YEAR

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)		OPTIONS AWARDS ($) (3)		NON- EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Arnold Klann Director and President	2008	226,000	-	24,600	(1)		-				250,600
	2007	216,583	51,780	5,070	(1)	750,519					1,023,952
Necitas Sumait Director, Secretary and VP	2008	176,500	-	24,600	(1)						201,100
	2007	149,500	51,780	5,070	(1)	556,521					762,871

John Cuzens Treasurer and VP	2008	175,250		-		-		-	175,250
	2007	149,500		51,780			556,521		757,801
Christopher Scott Chief Financial Officer	2008	163,750		-		-		-	163,750
	2007	86,250		51,780	275,001	(2)	556,521		969,552
Chris Nichols Director	2008	5,000			24,600	(1)			29,600
	2007	7,500	(4)		5,070	(1)			12,570
Joseph Emas Director	2008	5,000			24,600	(1)			29,600
	2007	5,000			25,350	(1)			30,350
Victor Doolan Director	2008	5,000			24,600	(1)			29,600
	2007	5,000			25,350	(1)			30,350

(1)	Reflects value of shares of restricted common stock received as compensation as Director. See notes to consolidated financial statements for valuation.

(2)	Reflects value of 50,000 shares of restricted common stock received as compensation related to February 2007 employment agreement.

(3)	Valued based on the Black-Scholes valuation model at the date of grant, see note to the consolidated financial statements.

(4)	Includes partial 2006 compensation of $2,500 paid in 2007.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS

Name	Grant Date	Approval Date	Number of Non-Equity Incentive Plan Units Granted (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / SH)	Closing Price on Grant Date ($ / SH)

Arnold Klann	None
Necitas Sumait	None
Christopher Scott	None
John Cuzens	None
Chris Nichols	None
Joseph Emas	None
Victor Doolan	None

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

		OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Arnold Klann	1,000,000	-		2.00	12/14/11
	28,409	-		3.52	12/20/12
	125,000(1)	125,000(1)		3.20	12/20/12
Necitas Sumait	450,000	-		2.00	12/14/11
	118,750(1)	87,500(1)		3.20	12/20/12
John Cuzens	450,000	-		2.00	12/14/11
	118,750(1)	87,500(1)		3.20	12/20/12
Christopher Scott	118,750(1)	87,500(1)		3.20	12/20/12
Chris Nichols
Joseph Emas
Victor Doolan

(1) 50% vested immediately upon grant in 2007, 25% vests on closing remainder of Lancaster Project Funding, 25% vests at the start of construction of Lancaster Project

2008 OPTION EXERCISES AND STOCK VESTED TABLE

OPTION AWARDS	STOCK AWARDS

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Arnold Klann
Necitas Sumait
Christopher Scott
John Cuzens
Chris Nichols
Joseph Emas
Victor Doolan

2008 PENSION BENEFITS TABLE

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Arnold Klann
Necitas Sumait
Christopher Scott
John Cuzens
Chris Nichols
Joseph Emas
Victor Doolan

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTION IN LAST FISCAL YEAR ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEARS ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END ($)

Arnold Klann
Necitas Sumait
Christopher Scott
John Cuzens
Chris Nichols
Joseph Emas
Victor Doolan

2008 DIRECTOR COMPENSATION TABLE

NAME		FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL ($)
	Year		($) (1)	($)	($)	($)	($)

Necitas Sumait	2008		24,600					24,600

Chris Nichols	2008	5,000	24,600					29,600

Joseph Emas	2008	5,000	24,600					29,600

Victor Doolan	2008	5,000	24,600					29,600

Arnold Klann	2008		24,600					24,600

(1)	Reflects value of shares of restricted common stock received as compensation as Director. See notes to consolidated financial statements for valuation.

2008 ALL OTHER COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)	TAX REIMBURSEMENTS ($)	INSURANCE PREMIUMS ($)	COMPANY CONTRIBUTIONS TO RETIREMENT AND 401(K) PLANS ($)	SEVERANCE PAYMENTS/ ACCRUALS ($)	CHANGE IN CONTROL PAYMENTS/ ACCRUALS ($)	TOTAL ($)

Arnold Klann
Necitas Sumait
Christopher Scott
John Cuzens
Chris Nichols
Joseph Emas
Victor Doolan

2008 PERQUISITES TABLE

NAME	YEAR	PERSONAL USE OF COMPANY CAR/PARKING	FINANCIAL PLANNING LEGAL FEES	CLUB DUES	EXECUTIVE RELOCATION	TOTAL PERQUISITES AND OTHER PERSONAL BENEFITS

Arnold Klann
Necitas Sumait
Christopher Scott
John Cuzens
Chris Nichols
Joseph Emas
Victor Doolan

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

NAME	BENEFIT	BEFORE CHANGE IN CONTROL TERMINATION W/O CAUSE OR FOR GOOD REASON	AFTER CHANGE IN CONTROL TERMINATION W/O CAUSE OR GOOD REASON	VOLUNTARY TERMINATION	DEATH	DISABILITY	CHANGE IN CONTROL

Arnold Klann						Full comp. first 2 months, 50% of comp. next 4 months
Necitas Sumait						Full comp. first 2 months, 50% of comp. next 4 months
Christopher Scott (1)						Full comp. first 2 months, 50% of comp. next 4 months
John Cuzens						Full comp. first 2 months, 50% of comp. next 4 months
Chris Nichols						N/A
Joseph Emas						N/A
Victor Doolan						N/A

(1) The disability benefit came into effect with the signing of Mr. Scott’s employment agreement on March 31, 2008.

EMPLOYMENT CONTRACTS

On June 27, 2006, the Company entered into employment agreements with three of its executive officers. The employment agreements are for a period of three years, with prescribed percentage increases beginning in 2007 and can be cancelled upon a written notice by either employee or employer (if certain employee acts of misconduct are committed). The total aggregate annual amount due under the employment agreements is approximately $520,000.

In addition, on June 27, 2006, the Company entered into a Directors agreement with four individuals to join the Company’s board of directors. Under the terms of the agreement the non-employee Director (Chris Nichols) will receive annual compensation in the amount of $5,000 and all Directors receive a onetime grant of 5,000 shares of the Company’s common stock. The common shares vested immediately. The value of the common stock granted was determined to be approximately $67,000 based on the estimated fair market value of the Company’s common stock over a reasonable period of time.

In connection with Christopher Scott’s appointment as the Company’s CFO on March 16, 2007, the Company and Mr. Scott entered into an at-will letter Employment Agreement containing the following material terms: (i) initial monthly salary of $7,500, to be raised to $10,000 on the earlier of April 30, 2007 or receipt by the Company of a qualified investment financing, and (ii) standard employee benefits; (iii) 50,000 shares of common stock issued throughout the year ended December 31, 2007 to a consulting Company beneficially owned by him. On March 31, 2008, the Board of Directors of the Company replaced Mr. Scott’s existing at-will Employment Agreement with a new employment agreement, effective February 1, 2008, and terminating on May 31, 2009, unless extended for additional periods by mutual agreement of both parties. The new agreement contained the following material terms: (i) initial annual salary of $170,000, paid monthly; and (ii) standard employee benefits; (iii) limited termination provisions; (iv) rights to Inventions provisions; and (v) confidentiality and non-compete provisions upon termination of employment.

In addition, on July 9, 2007, the Company entered into a Directors agreement with two individuals to join the Company’s board of directors. Under the terms of the agreement these non-employee Directors will receive annual compensation in the amount of $5,000 and all Directors receive a one-time grant of 5,000 shares of the Company’s common stock. The common shares vest immediately. The value of the common stock granted was determined to be approximately $50,700 based on the estimated fair market value of the Company’s common stock over a reasonable period of time.

On July 31, 2008, the Board of Directors approved the re-election of Victor Doolan, Joseph Emas, Christopher Nichols, Arnold Klann and Necitas Sumait. The Company also resolved to grant each Board Chair, and the Secretary each an additional 5,000 shares of stock. The value of the common stock granted at the time of the grant was determined to be approximately $123,000 based on the estimated fair market value of the Company’s common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Technology Agreement with Arkenol, Inc.

On March 1, 2006, the Company entered into a Technology License agreement with Arkenol, Inc. (“Arkenol”), which the Company’s majority shareholder and other family members hold an interest in. Arkenol has its own management and board separate and apart from the Company. According to the terms of the agreement, the Company was granted an exclusive, non-transferable, North American license to use and to sub-license the Arkenol technology. The Arkenol Technology, converts cellulose and waste materials into Ethanol and other high value chemicals. As consideration for the grant of the license, the Company shall make a one time payment of $1,000,000 at first project construction funding and for each plant make the following payments: (1) royalty payment of 4% of the gross sales price for sales by the Company or its sub licensees of all products produced from the use of the Arkenol Technology (2) and a one time license fee of $40.00 per 1,000 gallons of production capacity per plant. According to the terms of the agreement, the Company made a one-time exclusivity fee prepayment of $30,000 during the period ended December 31, 2006. The agreement term is for 30 years from the effective date.

During 2008, due to the receipt of proceeds from the Department of Energy, the Board of Directors determined that the Company had triggered its obligation to incur the full $1,000,000 Arkenol License fee. The Board of Directors determined that the receipt of these proceeds constituted “First Project Construction Funding” as established under the Arkenol technology agreement. As such, the statement of operation reflects the one-time license fee of $1,000,000 and the unpaid balance of $970,000 was included in license fee payable to related party on the accompanying consolidated balance sheet as of December 31, 2008.  The prepaid fee to related party of $30,000 was eliminated as of December 31, 2008.  The Company paid the $970,000 to the related party subsequent to year end.

Asset Transfer Agreement with Ark Entergy, Inc.

On March 1, 2006, the Company entered into an Asset Transfer and Acquisition Agreement with ARK Energy, Inc. (“ARK Energy”), which is owned (50%) by the Company’s CEO. ARK Energy has its own management and board separate and apart from the Company. Based upon the terms of the agreement, ARK Energy transferred certain rights, assets, work-product, intellectual property and other know-how on project opportunities that may be used to deploy the Arkenol technology (as described in the above paragraph). In consideration, the Company has agreed to pay a performance bonus of up to $16,000,000 when certain milestones are met. These milestones include transferee’s project implementation which would be demonstrated by start of the construction of a facility or completion of financial closing whichever is earlier. The payment is based on ARK Energy’s cost to acquire and develop 19 sites which are currently at different stages of development. As of December 31, 2008, the Company had not incurred any liabilities related to the agreement.

Related Party Line of Credit

In March 2007, the Company obtained a line of credit in the amount of $1,500,000 from its Chairman/Chief Executive Officer and majority shareholder to provide additional liquidity to the Company as needed. Under the terms of the note, the Company is to repay any principal balance and interest, at 10% per annum, within 30 days of receiving qualified investment financing of $5,000,000 or more. As of December 31, 2007, the Company repaid its outstanding balance on line of credit of approximately $631,000 which included interest of $37,800. This line of credit was terminated with the closing of the private placement in December 2007 and the subsequent line of credit balance repayment.

On February 24, 2009, the Company entered into a Revolving Line of Credit (the “Line of Credit”) with Arkenol, a related party. The Line of Credit is for a maximum principal amount of five hundred seventy thousand ($570,000) dollars with an annual interest rate of six (6%) percent compounded annually and paid quarterly.  The Company may from time to time in its sole discretion draw down up to the maximum five hundred seventy thousand ($570,000) dollars. The Company has promised to pay in full the outstanding principal balance of any amounts due under the Line of Credit within thirty (30) days of the Company’s receipt of investment financing, in the amount of at least two million ($2,000,000) dollars.  The financing must provide for at least one million five hundred thousand ($1,500,000) dollars for general working capital and/or general corporate purposes.   The Lender at its option may require all outstanding sums due on the Line of Credit to become immediately due and payable as a condition precedent to any transaction effecting a change of control of the Company.  Any monies not paid within thirty (30) days of the due date will be subject to a late charge in the amount of ten (10%) of the entire remaining unpaid balance at the time of delinquency under the Line of Credit. The Company’s Chief Executive Officer, Chairman of the Board of Directors and majority stockholder Arnold Klann, holds a 25.5% interest in the Lender.

Purchase of Property and Equipment

During the year ended December 31, 2007, the Company purchased various office furniture and equipment from ARK Energy costing approximately $39,000 (see Note 3).  In 2008, the Company did not purchase any items from ARK Energy.

Notes Payable

On July 13, 2007, the Company issued several convertible notes aggregating a total of $500,000 with eight accredited investors including $25,000 invested by the Company’s Chief Financial Officer.  In 2008, no additional notes were issued.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

As of May 14, 2009, our authorized capitalization was 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.001 par value per share and 1,000,000 shares of preferred stock, no par value per share. As of May 14, 2009, there were 28,100,881 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of April 30, 2009, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Executive Officers, Directors, and More than 5% Beneficial Owners

The address of each owner who is an officer or director is c/o the Company at 31 Musick, Irvine California 92618.

Title of Class	Name of Beneficial Owner (1)	Number of shares		Percent of Class (2)
Common	Arnold Klann, Chairman and Chief Executive Officer	14,357,909	(4)	49.03%
Common	Necitas Sumait, Senior Vice President and Director	1,780,750	(5)	6.20%
Common	John Cuzens, Chief Technology Officer and Senior Vice President	1,752,250	(6)	6.11%
Common	Chris Scott, Chief Financial Officer	198,750	(7)	*
Common	Chris Nichols, Director	54,000		*
Common	Victor Doolan, Director	11000		*
Common	Joseph Emas, Director	11,000		*
Common	Quercus Trust (3)	11,581,211	(8)	34.38%

	All officers and directors as a group (7 persons)	18,165,659		59.46%
	All officers, directors and 5% holders as a group (8 persons)	29,746,870		82.38%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.
(2)	Figures may not add up due to rounding of percentages.
(3)
David Gelbaum and Monica Chavez Gelbaum are co-trustees of The Quercus Trust.  Each of David Gelbaum and Monica Chavez Gelbaum, acting alone, has the power to exercise voting and investment control over the shares of common stock owned by the Trust.

(4)	Includes options to purchase 1,153,409 shares of common stock vested at May 14, 2009.
(5)	Includes options to purchase 568,750 shares of common stock vested at May 14, 2009.
(6)	Includes options to purchase 568,750 shares of common stock vested at May 14, 2009.
(7)	Includes options and warrants to purchase 128,750 shares of common stock vested at May 14, 2009.
(8)	Includes a warrant to purchase 5,555,556 shares of common stock.

SHARE ISSUANCES/CONSULTING AGREEMENTS

On January 1, 2007, the Company entered into an employment agreement with a former consultant to be Vice President of Project Management. Pursuant to the terms of this agreement, the consultant was issued 10,000 shares of the Company’s restricted common stock.

On Feb 13, 2007, the Company entered into a consulting agreement with a corporate technology consultant. The consultant shall review, comment, and implement as requested by the Company on any Information Technology rollout. Under the terms of the agreement consultant will receive 12,500 restricted shares of the Company’s common stock at the signing of the agreement, 12,500 shares on June 1, 2007, 12,500 shares on September 1, 2007, and 12,500 shares on December 1, 2007.

In addition, on July 7, 2007, the Company entered into a Directors agreement with two individuals to join the Company’s board of directors. Under the terms of the agreement these non-employee Directors will receive annual compensation in the amount of $5,000 and all Directors receive a one time grant of 5,000 shares of the Company’s common stock. The common shares vest immediately. The value of the common stock granted was determined to be approximately $66,000 based on the fair market value of the Company’s common stock of $5.07 on the date of the grant. As of September 30, 2007, the Company expensed all of the costs approximating $81,000 to general and administrative expenses.

STOCK OPTION ISSUANCES UNDER AMENDED 2006 PLAN

On December 20, 2007 the Company’s Board of Directors granted the following stock options to employees and outside consultants as compensation:

DATE ISSUED:	OPTIONEE NAME	NUMBER OF OPTIONS	TYPE	PRICE	EXPIRATON DATE
December 20, 2007 December 20, 2007	Arnold Klann, Officer and Director	28,409 250,000	ISO (1) NSO (2)	$3.52 $3.20	December 20, 2012 December 20, 2012
December 20, 2007 December 20, 2007	Necitas Sumait, Officer and Director	31,250 175,000	ISO (1) NSO (2)	$3.20 $3.20	December 20, 2012 December 20, 2012
December 20, 2007 December 20, 2007	John Cuzens, Officer	31,250 175,000	ISO (1) NSO (2)	$3.20 $3.20	December 20, 2012 December 20, 2012
December 20, 2007 December 20, 2007	Chris Scott, Officer	31,250 175,000	ISO (1) NSO (2)	$3.20 $3.20	December 20, 2012 December 20, 2012
December 20, 2007 December 20, 2007	Bill Davis, Employee	31,250 175,000	ISO (1) NSO (2)	$3.20 $3.20	December 20, 2012 December 20, 2012
December 20, 2007 December 20, 2007	Rigel Stone, Employee	31,250 150,000	ISO (1) NSO (2)	$3.20 $3.20	December 20, 2012 December 20, 2012
December 20, 2007	Barbi Rios, Employee	5,000	ISO (1)	$3.20	December 20, 2012
December 20, 2007	Scott Olson, Outside Consultant	10,000	NSO (3)	$3.20	December 20, 2012
December 20, 2007	Aleshia Knickerbocker, Outside Consultant	2,500	NSO (3)	$3.20	December 20, 2012
December 20, 2007	Bill Orr, Outside Consultant	10,000	NSO (3)	$3.20	December 20, 2012
December 20, 2007	Elsa Ebro, Outside Consultant	5,000	NSO (3)	$3.20	December 20, 2012
Totals		1,317,159

(1)	These Incentive Stock Options (“ISO”) vested immediately
(2)
These Non-Qualified Stock Options (“NSO”) vest as follows:
a.           50% vested immediately
b.           25% vest on BlueFire closing remainder of funding for Lancaster Project
c.           25% vest at start of construction of Lancaster Project

(3)	These NSO’s vested monthly over 12 months (1/12th monthly vesting)

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock, and 1,000,000 shares of no par value preferred stock. As of May 14, 2009, the Company has 28,100,881 shares of common stock outstanding, and no shares of preferred stock outstanding.

COMMON STOCK

As of May 14, 2009, we had 28,100,881 shares of common stock outstanding. The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on Common Stock.

PREFERRED STOCK

 As of May 14, 2009, we had no shares of preferred stock outstanding. We may issue preferred stock in one or more class or series pursuant to resolution of the Board of Directors. The Board of Directors may determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and fix the number of shares and the designation of any series of preferred stock. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued class or series subsequent to the issue of shares of that class or series. We have no present plans to issue any shares of preferred stock.

WARRANTS

As of May 14, 2009, we had warrants to purchase an aggregate of 7,386,694 shares of our common stock outstanding. The exercise prices for the warrants range from $2.90 per share to $5.45 per share, with a weighted average exercise price of approximately per share of $3.02.

OPTIONS

As of May 14, 2009, we had options to purchase an aggregate of 3,287,159 shares of our common stock outstanding, with exercise prices for the options ranging from $2.00 per share to $3.52 per share, with a weighted average exercise price per share of $2.48.

ANTI-TAKEOVER PROVISIONS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. Our Board of Directors may, without action of our stockholders, issue authorized but unissued common stock and preferred stock. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The existence of unissued preferred stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of us, thereby protecting the continuity of our management. Our shares of preferred stock could therefore be issued quickly with terms that could delay, defer, or prevent a change in control of us, or make removal of management more difficult.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company's Amended and Restated Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The Company's Amended and Restated Articles of Incorporation further provides the following indemnifications:

(a) a director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If Nevada Law is hereafter amended to eliminate or limit further liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of Nevada Law as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

(b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person's estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SELLING STOCKHOLDERS

The Selling Stockholders are offering a total of up to 8,547,725 shares of our common stock.  Certain of the Selling Stockholders may be deemed “underwriters” within the meaning of the Securities Act in connection with the sale of their Common Stock under this prospectus.

The column “Shares Owned After the Offering” gives effect to the sale of all the shares of Common Stock being offered by this prospectus. We agreed to register for resale shares of Common Stock by the Selling Stockholders listed below. The Selling Stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the Selling Stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the Selling Stockholders. The Selling Stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock being registered.

The Selling Stockholders may, from time to time, offer and sell any or all of their shares listed in this table. Because the Selling Stockholders are not obligated to sell their shares, or they may also acquire publicly traded shares of our common stock, or they may not exercise warrants relating to certain shares offered under this prospectus, we are unable to estimate how many shares they may beneficially own after this offering. For presentation of this table, however, we have estimated the percentage of our common stock beneficially owned after the offering based on assumptions that the Selling Stockholders exercise all warrants for shares included in this offering and sell all of the shares being offered by this Prospectus.

	No. of Shares owned prior to the	No. of Shares included in	Shares Owned After The Offering
Selling Stockholder	Offering (1)	Prospectus	Number	Percentage
Quercus Trust (2)	11,581,211	7,316,441	4,264,770	11%
Aurarian Capital Partners II, L.P. (3)	675,809	675,809	0	0%
Aurarian Offshore, Ltd. (4)	1,267	1,267	0	0%
James G. Speirs (5)	560,997	148,148	412,849	1.06%
Charles Schwab Custodian for the James G. Speirs SEP IRA (6)	285,904	222,222	63,682	* %
Merriman Curhan Ford (7)	23,731	23,731	0	0%
Seaside Capital II, LLC (8)	19,107	19,107	0	0%
James Gavin Speirs Custodian for the Mackensey Speirs IRA (10)	12,890	8,000	4,890	*
James Gavin Speirs Custodian for the Megan Speirs IRA (10)	12,925	8,000	4,925	*
Baxter Capital Management, LLC (9)	0	0	0	0%
Herbert C Pohlmann (8)	125,000	125,000	0	0

__________________
*  Indicates less than 1%

(1)  Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2) Includes 5,555,556 shares of common stock and 1,760,885 out of 5,555,556 warrants issued to them to purchase common stock at $2.90 per share issued in a private placement in December 2007 (in which Quercus paid $15,000,000 in cash consideration).  The closing price of the common stock on the date of the private placement final closing was $3.21 (December 14, 2007).  Each of David Gelbaum and Monica Chavez Gelbaum, acting alone, has voting and dispositive power over the shares beneficially owned by Quercus Trust. Other than the December 2007 Offering, the Company has had no relationship with the Quercus Trust. The address of Quercus Trust is 1835 Newport Blvd, A109-PMB 467, Costa Mesa, CA 92627, attn: David Gelbaum and Monica Chaves Gelbaum.

(3) Includes 673,200 shares issuable upon exercise of warrants to purchase common stock issued in connection with a senior secured convertible note offering in August 2007 (in which Aurarian Capital Partners II, L.P. paid $1,346,400 in cash consideration), and 2,609 shares issued for interest payments made in stock thereon. Jason Gold has voting and dispositive power over the shares beneficially owned by Aurarian Capital Partners II, L.P. Other than the August 2007 Offering, and December 2007 Offering, the Company has had no relationship with Aurarian Capital Partners II, L.P. within the last 3 years. The address for Aurarian Capital Partners II, L.P. is 712 Fifth Ave., 39th Fl, New York, NY 10019, attn: Jason Gold.

(4) Includes 1,267 shares issued for interest payments made in stock issued in connection with a senior secured convertible note offering in August 2007 (in which Aurarian Offshore, Ltd. paid $653,000 in cash consideration). Jason Gold has voting and dispositive power over the shares beneficially owned by Aurarian Offshore, Ltd. Other than the August 2007 Offering, and December 2007 Offering, the Company has had no relationship with Aurarian Offshore, Ltd. within the last 3 years. The address for Aurarian Offshore, Ltd. is 712 Fifth Ave., 39th Fl, New York, NY 10019, attn: Jason Gold.

(5) Includes 74,074 shares of common stock and 74,074 shares issuable upon exercise of warrants to purchase common stock issued in a private placement in December 2007 (in which Mr. Speirs paid $200,000 in cash consideration).  James G. Speirs has been an active investor in the Company since the Reverse Merger in July 2006. Mr. Speirs or accounts controlled by him have invested in the January 2007 Offering (amounting to $32,000), July 2007 Short-term Note Offering (amounting to $50,000), and the December 2007 Offering.  Other than these offerings, the Company has had no relationship with Mr. Speirs within the last 3 years. The address for James G. Speirs is 19 Flagstone, Trabuco Canyon, CA 92679.

(6) Includes 111,111 shares of common stock and 111,111 shares issuable upon exercise of warrants to purchase common stock issued in a private placement in December 2007 (in which Mr. Speirs paid $300,000 in cash consideration).  James G. Speirs has been an active investor in the Company since the Reverse Merger in July 2006. Mr. Speirs or accounts controlled by him have invested in the January 2007 Offering (amounting to $32,000), July 2007 Short-term Note Offering (amounting to $50,000), and the December 2007 Offering.  Other than these offerings, the Company has had no relationship with Mr. Speirs within the last 3 years. James G. Speirs has voting and dispositive power over the shares. The address for James G. Speirs is 19 Flagstone, Trabuco Canyon, CA 92679.

(7) 23,731 shares issuable upon exercise of warrants to purchase common stock issued as compensation to Merriman Curhan Ford, a Broker-Dealer registered with the SEC and member of FINRA, pursuant to a senior secured convertible note offering in August 2007.  On July 9, 2007 the Company retained Merriman Curhan Ford  & Co. as a non-exclusive financial advisor to the Company. The Company had presented at the Merriman Curhan Ford  & Co. investor conference May 2007.  D. Jonathan Merriman has voting and dispositive power over the shares beneficially owned by Merriman Curhan Ford.  Merriman Curhan Ford is an underwriter with respect to the shares they are offering for resale.  The address for Merriman Curhan Ford is 600 California Street, 9th Fl, San Francisco, CA 94108, attn: Christopher Aguilar, General Counsel. Other than these offerings, the Company has had no relationship with Merriman Curhan Ford within the last 3 years.

(8) Represents shares issued in a private offering in January 2007 (in which Seaside Capital II, LLC and Mr. Pohlmann each paid $250,000 in cash consideration).  William J. Ritger has voting and dispositive power over the shares beneficially owned by Seaside Capital II, LLC.  Other than the January 2007 Offering and the July 2007 Short-Term Note Offering (in which Seaside Capital II, LLC and Mr. Pohlmann each paid $125,000 in cash consideration), the Company had no relationship with Seaside Capital II, LLC or Herbert C Pohlmann.  The address for Seaside Capital II, LLC is 750 Ocean Royale Way, Suite 805, Juno Beach, FL 33408, attn: William J. Ritger, and for Herbert C Pohlmann is 1290 N. Ocean Drive, Palm Beach, FL 33480.

(9) Represents shares issued in a private offering in January 2007 (in which Baxter Capital Management, LLC paid $25,000 in consideration). Other than the January 2007 Offering and the July 2007 Offering (in which Baxter Capital Management, LLC paid $25,000 in cash consideration), the Company has had no relationship with Baxter Capital Management, LLC within the last 3 years, although on November 21, 2006, the Company entered into an agreement with a certain Consultant, PMG Capital (Paul Gozzo has voting and dispositive power over the shares beneficially owned by Baxter Capital Management, LLC and PMG Capital). Under the terms of the agreement the Company is to receive market capitalization and support services in exchange for the a monthly fee of $7,500, restricted stock totaling 150,000 shares, 200,000 warrants to buy stock at $5 for 5 years, and certain travel expenses.  The address for Baxter Capital Management, LLC is 113 Inner Harbor Way, Jupiter, FL 33477, attn: Paul Gozzo.

(10) Represents shares issued in a private offering to accounts controlled by Mr. Speirs in January 2007 (in which Mr. Speirs or accounts controlled by him invested a total of $32,000).  Other than the January 2007 Offering, July 2007 Short-term Note Offering (amounting to $50,000) and the December 2007 Offering, the Company has had no relationship with Mr. Speirs within the last 3 years.  James G. Speirs has voting and dispositive power over the shares.  The address for James G. Speirs is 19 Flagstone, Trabuco Canyon, CA 92679.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 8,547,725 shares (i) issued or (ii) to be issued upon the exercise of certain outstanding warrants, each held by certain Selling Stockholders.

The Selling Stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales after this registration statement becomes effective;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent permitted by law, the Selling Stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders that are broker-dealers are deemed to be underwriters. In addition, the other Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act .

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our Common Stock offered hereby will be paid by the selling stockholders.

Each of the Selling Stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholders use this prospectus for any sale of the shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our Common Stock and activities of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On September 14, 2006, we engaged McKennon, Wilson & Morgan LLP (“Wilson Morgan”) as our independent accountants.  There have been no disagreements on accounting and financial disclosures with our accountants.

In connection with the audits of the fiscal years ended December 31, 2008 and 2007, and through May 5, 2009, there we no disagreements with McKennon Wilson & Morgan LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. McKennon Wilson & Morgan LLP’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the reorganization of Wilson Morgan certain of its audit partners resigned from Wilson Morgan and have joined DBBMcKennon (“DBB”). On May 5, 2009, Wilson Morgan notified us of their resignation as our independently registered public accountants.

As a result of the above, our Audit Committee, and our Board of Directors, on May 5, 2009, approved the resignation of the Wilson Morgan effective May 5, 2009, and the engagement of DBB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 effective May 5, 2009.

The Company has not consulted with DBB for the fiscal years ending December 31, 2008 and December 31, 2007, and the interim period ending March 31, 2009 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues.

LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stockholders has been passed upon by the law firm of Anslow & Jaclin, LLP.
EXPERTS

Our consolidated financial statements included in this prospectus as of December 31, 2008 and 2007, and for the period from March 28, 2006 (Inception) through December 31, 2008 (as indicated in their reports) have been audited by McKennon, Wilson & Morgan LLP, Irvine, California, an independent registered public accounting firm and are included herein in reliance upon the authority as experts in giving said reports.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our Common Stock and us, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee or for free at the SEC’s website, www.sec.gov. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1(800) SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with the requirements of the Exchange Act, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying at the regional offices, public reference facilities and web site of the SEC referred to above.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007	F-2

Consolidated Statements of Operations for the years ended December 31, 2008, December 31, 2007 and for the period from March 28, 2006 (Inception) to December 31, 2008	F-3

Consolidated Statements of Stockholders’ Equity from March 28, 2006 (inception) to December 31, 2008	F-4 -F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2008, December 31, 2007, and for the period from March 28, 2006 (Inception) to December 31, 2008	F-7 - F-8

Notes to Consolidated Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of  BlueFire Ethanol Fuels, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of BlueFire Ethanol Fuels, Inc. and subsidiaries, a development-stage company, (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period from March 28, 2006 (“Inception”) to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the  financial position of BlueFire Ethanol Fuels, Inc. and subsidiaries, as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years ended, and for the period from Inception to  December 31, 2008, in conformity with accounting  principles generally accepted in the United States of America.

/s/ McKennon Wilson & Morgan LLP

Irvine, California
March 26, 2009

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$2,999,599	$13,031,939
Accounts receivable	-	49,000
Department of Energy grant receivable	692,014	-
Prepaid expenses	89,871	16,542
Total current assets	3,781,484	13,097,481

Prepaid fees to related party	-	30,000

Property and equipment, net of accumulated depreciation of $20,761 and $409, respectively	186,112	151,007

Total assets	$3,967,596	$13,278,488

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$711,884	$382,679
License fee payable to related party	970,000	-
Accrued liabilities	173,618	267,671
Total current liabilities	1,855,502	650,350

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000
shares authorized; 28,133,053 and 28,061,553 shares
issued and 28,100,881 and 28,061,553 outstanding, respectively	28,132	28,061
Additional paid-in capital	32,388,052	28,431,992
Treasury Stock at cost, 32,172 shares	(101,581)	-
Deficit accumulated during the development stage	(30,202,509)	(15,831,915)
Total stockholders’ equity	2,112,094	12,628,138

Total liabilities and stockholders’ equity	$3,967,596	$13,278,488

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Twelve Months ended December 31,	For the Twelve Months ended December 31,	From March 28, 2006 (inception) Through December 31,
	2008	2007	2008
Revenues:
Consulting Fees	$-	$49,000	$49,000
Department of Energy Grant	1,075,508	-	1,075,508

Total revenues	1,075,508	49,000	1,124,508

Operating expenses:
Project development, including stock based compensation of $2,078,356, $2,387,634 and $4,468,490, respectively	10,535,278	4,930,739	15,932,017
General and administrative, including stock based compensation of 1,690,921, $4,061,808, and $5,865,040 respectively	4,136,235	5,595,125	10,814,557
Related party license fee	1,000,000	-	1,000,000
Total operating expenses	15,671,513	10,525,864	27,746,574

Operating loss	(14,596,005)	(10,476,864)	(26,622,066)

Other income and (expense):
Other income	225,411	18,903	247,114
Financing related charge	-	(211,660)	(211,660)
Amortization of debt discount	-	(676,982)	(676,982)
Interest expense	-	(56,097)	(56,097)
Related party interest expense	-	(55,348)	(64,448)
Loss on extinguishment of debt	-	(2,818,370)	(2,818,370)

Net loss	$(14,370,594)	$(14,276,418)	$(30,202,509)

Basic and diluted loss per common share	$(0.51)	$(0.65)
Weighted average common shares outstanding, basic and diluted	28,064,572	21,848,126

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated During Development	Stockholders' Equity
	Shares	Amount	Capital	Stage	(Deficit)
Balance at March 28, 2006 (inception)	-	$-	$-	$-	$-
Issuance of founder’s share at $.001 per share	17,000,000	17,000			17,000
Common shares retained by Sucre Agricultural Corp., Shareholders	4,028,264	4,028	685,972	-	690,000
Costs associated with the acquisition of Sucre Agricultural Corp.			(3,550)		(3,550)
Common shares issued for services in November 2006 at $2.99 per share (Note 5)	37,500	38	111,962	-	112,000
Common shares issued for services in November 2006 at $3.35 per share (Note 5)	20,000	20	66,981	-	67,001
Common shares issued for services in December 2006 at $3.65 per share (Note 5)	20,000	20	72,980	-	73,000
Common shares issued for services in December 2006 at $3.65 per share (Note 5)	20,000	20	72,980	-	73,000
Estimated value of common shares at $3.99 per share and warrants at $2.90 issuable for services upon vesting in February 2007 (Note 5)	-	-	160,000	-	160,000
Share-based compensation related to options (Note 6)	-	-	114,811	-	114,811
Share-based compensation related to warrants (Note 6)	-	-	100,254	-	100,254
Net Loss	-	-	-	(1,555,497)	(1,555,497)
Balances at December 31, 2006	21,125,764	$21,126	$1,382,390	$(1,555,497)	$(151,981)

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated During Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Balances at December 31, 2006	21,125,764	$21,126	$1,382,390	$(1,555,497)	$(151,981)
Common shares issued for cash in January 2007, at $2.00 per share to unrelated individuals, including costs associated with private placement of 6,250 shares and $12,500 cash paid	284,750	285	755,875	-	756,160
Amortization of share based compensation related to employment agreement in January 2007 $3.99 per share	10,000	10	39,890	-	39,900
Common shares issued for services in February 2007 at $5.92 per share	37,500	38	138,837	-	138,875
Adjustment to record remaining value of warrants at $4.70 per share issued for services in February 2007	-	-	158,118	-	158,118
Common shares issued for services in March 2007 at $7.18 per share	37,500	37	269,213	-	269,250
Fair value of warrants at $6.11 for services vested in March 2007	-	-	305,307	-	305,307
Fair value of warrants at $5.40 for services vested in June 2007	-	-	269,839	-	269,839
Common shares issued for services in June 2007 at $6.25 per share	37,500	37	234,338	-	234,375
Share based compensation related to employment agreement in February 2007 $5.50 per share	50,000	50	274,951	-	275,001
Common Shares issued for services in August 2007 at $5.07 per share	13,000	13	65,901		65,914
Share based compensation related to options	-	-	4,692,863	-	4,692,863
Value of warrants issued in August, 2007 for debt replacement services valued at $4.18 per share	-	-	107,459	-	107,459
Relative fair value of warrants associated with July 2007 convertible note agreement	-	-	332,255	-	332,255
Exercise of stock options in July 2007 at $2.00 per share	20,000	20	39,980	-	40,000
Relative fair value of warrants and beneficial conversion feature in connection with the $2,000,000 convertible note payable in August 2007	-	-	2,000,000	-	2,000,000
Stock issued in lieu of Interest payments on the senior secured convertible note at $4.48 and $2.96 per share in October and December 2007	15,143	15	55,569	-	55,584
Conversion of $2,000,000 note payable in August 2007 at $2.90 per share	689,655	689	1,999,311	-	2,000,000
Common shares issued for cash at $2.70 per share, December 2007, net of legal costs of $90,000 and placement agent cost of $1,050,000	5,740,741	5,741	14,354,259	-	14,360,000
Loss on Extinguishment of debt in December 2007	-	-	955,637	-	955,637
Net loss	-	-	-	(14,276,418)	(14,276,418)
Balances at December 31, 2007	28,061,553	$28,061	$28,431,992	$(15,831,915)	$12,628,138

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated During Development	Treasury	Stockholders’
	Shares	Amount	Capital	Stage	Stock	Equity
Balances at December 31, 2007	28,061,553	$28,061	$28,431,992	$(15,831,915)	$-	$12,628,138
Share based compensation relating to options	-	-	3,769,276	-	-	3,769,276
Common shares issued for services in July 2008 at $4.10 per share	30,000	30	122,970	-	-	123,000
Common shares issued for services in July, September, and December 2008 at $3.75, $2.75, and $.57 per share, respectively	41,500	41	63,814	-	-	63,855
Purchase of treasury shares between April to September 2008 at an average of $3.12	(32,172)	-	-	-	(101,581)	(101,581)
Net loss	-	-	-	(14,370,594)	-	(14,370,594)
Balances at December 31, 2008	28,100,881	$28,132	$32,388,052	$(30,202,509)	$(101,581)	$2,112,094

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months ended December 31	For the Twelve Months ended to December 31	From March 28, 2006 (Inception) to December 31,
	2008	2007	2008

Cash flows from operating activities:
Net loss	$(14,370,594)	$(14,276,418)	$(30,202,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Founders shares	-	-	17,000
Costs associated with purchase of Sucre Agricultural Corp	-	-	(3,550)
Interest expense on beneficial conversion feature of convertible notes	-	676,983	676,983
Loss on extinguishment of convertible debt	-	2,718,370	2,718,370
Common stock issued for interest on convertible notes	-	55,585	55,585
Discount on sale of stock associated with private placement	-	211,660	211,660
Share-based compensation	3,956,131	6,449,441	11,105,638
Depreciation	20,352	409	20,761
Changes in operating assets and liabilities:
Accounts receivable	49,000	(49,000)	-
Department of energy grant receivable	(692,014)	-	(692,014)
Prepaid fees to related party	30,000	-	-
Prepaid expenses and other current assets	(73,329)	(16,542)	(89,872)
Accounts payable	329,205	315,729	711,883
License fee payable to related party	970,000	-	970,000
Accrued liabilities	(94,053)	249,978	173,618
Accrued interest to related party	-	(9,100)	-
Net cash used in operating activities	(9,875,302)	(3,672,905)	(14,326,447)

Cash flows from investing activities:
Acquisition of property and equipment	(55,457)	(151,416)	(206,873)

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS

Cash flows from financing activities:
Cash paid for treasury stock	(101,581)	-	(101,581)
Cash received in acquisition of Sucre Agricultural Corp.	-	-	690,000
Proceeds from sale of stock through private placement	-	544,500	544,500
Proceeds from exercise of stock options	-	40,000	40,000
Proceeds from issuance of common stock	-	14,360,000	14,360,000
Proceeds from convertible notes payable	-	2,500,000	2,500,000
Repayment of notes payable	-	(500,000)	(500,000)
Proceeds from related party notes payable	-	25,000	116,000
Repayment from related party notes payable	-	(116,000)	(116,000)
Net cash provided by financing activities	(101,581)	16,853,500	17,532,919

Net increase in cash and cash equivalents	(10,032,340)	13,029,179	2,999,599

Cash and cash equivalents beginning of period	13,031,939	2,760	-

Cash and cash equivalents end of period	$2,999,599	$13,031,939	$2,999,599

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$-	$56,375	$56,375
Income taxes	$2,400	$800	$3,200

Supplemental schedule of non-cash investing and financing activities:
Conversion of senior secured convertible notes payable	$-	$2,000,000	$2,000,000
Interest converted to common stock	$-	$55,569	$55,569
Fair value of warrants issued to placement agents	$-	$725,591	$725,591

See accompanying notes to consolidated financial statements

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

BlueFire Ethanol, Inc. (“BlueFire”) was incorporated in the state of Nevada on March 28, 2006 (“Inception”). BlueFire was established to deploy the commercially ready and patented process for the conversion of cellulosic waste materials to ethanol (“Arkenol Technology”) under a technology license agreement with Arkenol, Inc. (“Arkenol”). BlueFire's use of the Arkenol Technology positions it as a cellulose-to-ethanol company with demonstrated production of ethanol from urban trash (post-sorted “MSW”), rice and wheat straws, wood waste and other agricultural residues. The Company's goal is to develop and operate high-value carbohydrate-based transportation fuel production facilities in North America, and to provide professional services to such facilities worldwide. These "biorefineries" will convert widely available, inexpensive, organic materials such as agricultural residues, high-content biomass crops, wood residues, and cellulose from MSW into ethanol.

BlueFire's business will encompass development activities leading to the construction and long-term operation of production facilities. BlueFire is currently in the development stage of deploying project opportunities for converting cellulose fractions of municipal solid waste and other opportunistic feedstock into ethanol fuels. The Company entered into an Asset Transfer and Acquisition Agreement with ARK Energy, Inc. ("ARK Energy"). Based upon the terms of the agreement, ARK Energy transferred certain rights, assets, work-product, intellectual property and other know-how on 19 project opportunities, which may be used by BlueFire to accelerate its deployment of the Arkenol technology.

On June 27, 2006, BlueFire completed a reverse acquisition of Sucre Agricultural Corp. ("Sucre"), a Delaware corporation. At the time of acquisition, Sucre had no operations, revenues or liabilities. The only asset possessed by Sucre was $690,000 in cash which was included in the acquisition. Sucre was considered a blank-check company prior to the acquisition. In connection with the acquisition Sucre issued BlueFire 17,000,000 shares of common stock, approximately 85% of the outstanding common stock of Sucre, for all the issued and outstanding BlueFire common stock. The Sucre stockholders retained 4,028,264 shares of Sucre common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Managements’ Plans

The Company is a development-stage company which has incurred losses since inception. Management has funded operations primarily through proceeds received in connection with the reverse merger, loans from its majority shareholder, the private placement of the Company's common stock in January 2007, the issuance of convertible notes with warrants in July and in August 2007 and from the sale of the Company’s common stock in December 2007. The Company may encounter difficulties in establishing these operations due to the time frame of developing, constructing and ultimately operating the planned biorefinery projects.

As of December 31, 2008, the Company has working capital of approximately $1,926,000. In December 2007, the Company obtained net proceeds of approximately $14,500,000 from the issuance of its common stock.  The proceeds received are being used in operations, and in funding plant design and development costs.  Management has estimated that operating expenses for the next twelve months will be approximately $2,300,000, excluding engineering costs related to the development of biorefinery projects. During 2009, the Company intends to fund its operations with its current working capital, proceeds from reimbursements under the Department of Energy contract and if needed monies from the $570,000 related party line of credit. The Company expects the current resources available to them will be sufficient for a period in excess of 12 months. If necessary, management has determined that general expenditures will be reduced and additional capital will be required in the form of equity or debt securities. There are no assurances that management will be able to raise capital on terms acceptable to the Company

Additionally, the Company’s Lancaster plant is currently shovel ready and only requires minimal capital to maintain until funding is obtained for the construction. The preparation for the construction of this plant was the primary capital use in 2008.

We estimate the total cost of the biorefinery, including contingencies to be in the range of approximately $100 million to $120 million for this first plant. This amount is significantly greater than our previous estimations communicated to the public This is due in part to a combination of significant increases in material costs on the world market from the last estimate until now, and the complexity of our first commercial deployment. Recently, prices for materials have been declining, and we expect, that throughout 2009, items like structural and specialty steel will continue to decline significantly in price with other materials of construction following suit. The cost approximations above do not reflect any decrease in raw materials or any savings in construction cost. The Company is currently in discussions with potential sources of financing for this facility but no definitive agreements are in place.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Changes in Reporting Entity

The acquisition of Sucre Agricultural Corp. by BlueFire Ethanol, Inc., as discussed in Note 1, was accounted for as a reverse acquisition, whereby the assets and liabilities of BlueFire are reported at their historical cost since the entities are under common control immediately after the acquisition in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations." The assets and liabilities of Sucre, which were not significant, were recorded at fair value on June 27, 2006, the date of the acquisition. No goodwill was recorded in connection with the reverse acquisition since Sucre had no business. The reverse acquisition resulted in a change in the reporting entity of Sucre, for accounting and reporting purposes. Accordingly, the financial statements herein reflect the operations of BlueFire from Inception and Sucre from June 27, 2006, the date of acquisition, through December 31, 2006. The 4,028,264 shares retained by the stockholders of Sucre have been recorded on the date of acquisition of June 27, 2006.

Principles of Consolidation

The consolidated financial statements include the accounts of BlueFire Ethanol Fuels, Inc., and its wholly-owned subsidiary, BlueFire Ethanol, Inc. BlueFire Ethanol Lancaster, LLC and BlueFire Mecca, LLC are wholly-owned subsidiaries of BlueFire Ethanol, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are reported net of allowance for expected losses.  It represents the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are charged to operations in the year in which those differences are determined, with an offsetting entry to a valuation allowance. As of December 31, 2008, there have been no such charges.

Intangible Assets

License fees acquired are either expensed or recognized as intangible assets.  The Company recognizes intangible assets when the following criteria is met: 1) the asset is identifiable, 2) the Company has control over the asset, 3) the cost of the asset can be measured reliably, and  4) it is probable that economic benefits will flow to the Company.  As of December 31, 2008, the Company purchased a license (see Note 8) from Arkenol, Inc., a related party.  The license fee was expensed because the Company is still in the research and development stage and cannot readily determine the probability of future economic benefits for said license.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation

The Company’s fixed assets are depreciated using the straight-line method over a period ranging from one to five years.

Revenue Recognition

The Company is currently a developmental-stage company. The Company will recognize revenues from 1) consulting services rendered to potential sub licensees for development and construction of cellulose to ethanol projects, 2) sales of ethanol from its production facilities when (a) persuasive evidence that an agreement exists; (b) the products have been delivered; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

As discussed in Note 3, the Company received a federal grant from the United States Department of Energy, (“U.S. DOE”). The grant generally provides for payment in connection with related development and construction costs involving commercialization of our technologies. Revenues from the grant are recognized in the period during which the conditions under the grant have been met and the reimbursement is estimatable. The Company determined that the payment received from the U.S. Department of Energy should be accounted for as revenues.  This determination was based on the fact the Company views the obtaining of future grants as an ongoing function of its intended operations.  In addition, costs related to government grant revenues are not readily identifiable, and such costs are recorded in general and administrative expenses and project development costs and thus could not be offset.

Project Development

Project development costs are either expensed or capitalized. The costs of materials and equipment that will be acquired or constructed for project development activities, and that have alternative future uses, both in project development, marketing or sales, will be classified as property and equipment and depreciated over their estimated useful lives. To date, project development costs include the research and development expenses related to the Company's future cellulose-to-ethanol production facilities.  During the years ended December 31, 2008, 2007 and for the period from March 28, 2006 (Inception) to December 31, 2008, research and development costs included in Project Development were approximately $8,457,000, $2,543,000, and $11,463,000 respectively.

Convertible Debt

Convertible debt is accounted for under the guidelines established by APB Opinion No. 14 “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants”  under the direction of Emerging Issues Task Force (“EITF”) 98-5,  Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, (“EITF 98-5”) EITF 00-27 Application of Issue No 98-5 to Certain Convertible Instruments (“EITF 00-27”), and EITF 05-8 Income Tax Consequences of Issuing Convertible Debt with Beneficial Conversion Features. The Company records a beneficial conversion feature (BCF) related to the issuance of convertible debt that have conversion features at fixed or adjustable rates that are in-the-money when issued and records the fair value of warrants issued with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to warrants and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features, both of which are credited to paid-in-capital.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company calculates the fair value of warrants issued with the convertible instruments using the Black-Scholes valuation method, using the same assumptions used for valuing employee options for purposes of SFAS No. 123R, except that the contractual life of the warrant is used. Under these guidelines, the Company allocates the value of the proceeds received from a convertible debt transaction between the conversion feature and any other detachable instruments (such as warrants) on a relative fair value basis. The allocated fair value is recorded as a debt discount or premium and is amortized over the expected term of the convertible debt to interest expense. For a conversion price change of a convertible debt issue, the additional intrinsic value of the debt conversion feature, calculated as the number of additional shares issuable due to a conversion price change multiplied by the previous conversion price, is recorded as additional debt discount and amortized over the remaining life of the debt.

The Company accounts for modifications of its Embedded Conversion Features (“ECF’s”) in accordance with EITF” 06-6”).  EITF 06-6 requires the modification of a convertible debt instrument that changes the fair value of an embedded conversion feature and the subsequent recognition of interest expense or the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19.”Debtor’s Accounting for a Modification or Exchange of Debt Instruments” (“EITF 96-16”).

Equity Instruments Issued with Registration Rights Agreement

The Company accounts for these penalties as contingent liabilities, applying the accounting guidance of SFAS No. 5, “Accounting for Contingencies”. This accounting is consistent with views established by the EITF in its consensus set forth in EITF 05-04 and FASB Staff Positions FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements”, which was issued December 21, 2006. Accordingly, the Company recognizes damages when it becomes probable that they will be incurred and amounts are reasonably estimable.

In connection with the issuance of common stock on for gross proceeds of $15,500,000 in December 2007 and the $2,000,000 convertible note financing in August 2007, the Company was required to file a registration statement on Form SB-2 or Form S-3 with the Securities and Exchange Commission in order to register the resale of the common stock under the Securities Act. The Company filed that registration statement on December 18, 2007 and as required under the registration rights agreement had the registration statement declared effective by the Securities and Exchange Commission (“SEC”) on March 27, 2008 and in so doing incurred no liquidated damages. As of December 31, 2008, the Company does not believe that any liquidated damages are probable and thus no amounts have been accrued in the accompanying financial statements.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 109 “Accounting for Income Taxes.” SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 2006, the FASB issued Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”. This Interpretation sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return. The evaluation is based on a two-step approach. The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority. The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement. In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized. The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption. This Interpretation was effective for the Company on January 1, 2007. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

Fair Value of Financial Instruments

The financial instruments consist of cash, accounts receivable and accounts payable. The fair value of the financial instruments approximates the carrying value at December 31, 2008.

Risks and Uncertainties

The Company's operations are subject to new innovations in product design and function. Significant technical changes can have an adverse effect on product lives. Design and development of new products are important elements to achieve and maintain profitability in the Company's industry segment. The Company may be subject to federal, state and local environmental laws and regulations. The Company does not anticipate expenditures to comply with such laws and does not believe that regulations will have a material impact on the Company's financial position, results of operations, or liquidity. The Company believes that its operations comply, in all material respects, with applicable federal, state, and local environmental laws and regulations.

Concentrations of Credit Risk

The Company maintains its cash accounts in a commercial bank and in an institutional money-market fund account. The total cash balances held in a commercial bank are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, the Company has cash deposits in excess of federally insured limits. In addition, the Institutional Funds Account is insured through the Securities Investor Protection Corporation (“SIPC”) up to $250,000. At times, the Company has cash deposits in excess of federally and institutional insured limits.

As of December 31, 2008, the Department of Energy made up 100% of Grant Revenue and Department of Energy grant receivables.  As of December 31, 2007, one customer made up 100% of all revenues and accounts receivables.  Management believes the loss of these organizations would have a material impact on the Company’s financial position, results of operations, and cash flows.

Loss per Common Share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the consolidated statement of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities. For both the years ended December 31, 2008 and 2007, the Company had approximately 3,287,159 options and 7,386,694 warrants, to purchase shares of common stock that were excluded from the calculation of diluted loss per share as their effects would have been anti-dilutive.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Debt Issuance Costs

Debt issuance costs represent costs incurred related to the Company’s senior secured convertible note payable. These costs were amortized over the term of the note using the effective interest method and expensed upon conversion of senior secured convertible note (Note 5).

Share-Based Payments

The Company accounts for stock options issued to employees and consultants under SFAS No. 123(R), “Share-Based Payment”. Under SFAS 123(R), share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under EITF No. 96-18 “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. However, in February 2008 the FASB Staff Position No. 157-2 was issued, which delays the effective date of the requirements of SFAS 157 as to non-financial assets and non-financial liabilities except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The effective date has been deferred to fiscal years beginning after November 15, 2008 for these non-financial assets and liabilities. Our adoption of SFAS 157 on January 1, 2008 did not have a material impact on our consolidated financial position, results of operations or cash flows during the year ended December 31, 2008. The Company does not expect the deferred portion of the adoption of SFAS 157 to have a material impact on the financial statements.

In February 2007, the FASB issued SFAS No. 159, which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which applies to all entities with available-for-sale and trading securities. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.  The adoption of SFAS No. 159 did not have a material impact on the Company's results of operations or financial position.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 141(revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will significantly change the accounting for business combinations in a number of areas, including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and restructuring costs. SFAS No. 141R includes an amendment to SFAS No. 109, "Accounting for Income Taxes." This statement is effective for fiscal years beginning after December 15, 2008. The Company is assessing the impact of SFAS No. 141R and has not determined whether it will have a material impact on the Company's results of operations or financial position.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 5” (SFAS No. 160).   SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R).  This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The statement shall be applied prospectively as of the beginning of the fiscal year in which the statement is initially adopted.  The Company is in the process of evaluating the impact of SFAS No. 160 on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 provides a framework for selecting accounting principles for financial statements that are presented in conformity with GAAP. The Company does not expect that the provisions of SFAS 162 will result in a change in accounting practice for the Company.

NOTE 3 – DEVELOPMENT CONTRACTS

Department of Energy Award 1

In February 2007, the Company was awarded a grant for up to $40 million from the U.S. Department of Energy's (“DOE”) cellulosic ethanol grant program to develop a solid waste biorefinery project at a landfill in Southern California.

During October 2007, the Company finalized Award 1 for a total approved budget of just under $10,000,000 with the DOE. This award is a 60%/40% cost share, whereby 40% of approve costs may be reimbursed by the DOE pursuant to the total $40 million award announced in February 2007. For the years ended December 31, 2008 and 2007, the Company recorded grant revenue of approximately $1,076,000 and zero, respectively.  As of December 31, 2008 and 2007 the Company recorded a receivable of approximately $692,000 and zero, respectively related to the DOE contract.

California Energy Commission

In March 2007, the Company was selected to receive an award of approximately $1,000,000 in funding from the California Energy Commission (“CEC”). After careful review and consideration of the CEC Grant Agreement, in January 2008, the Company determined it would be to the best interest of its shareholders to decline the acceptance of the grant. The terms under which the Company would have received the grant came at a premium and clouded otherwise clear ownership structures of the Company’s technology and its commercial projects.  When compared to other available funding sources this presented difficulties to the Company’s ongoing fund raising activities with private parties. Thus, the Company believed it would not be the best interest of their shareholders to execute the agreement.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PROPERTY AND EQUIPMENT

Property and Equipment consist of the following:

	December 31, 2008	December 31, 2007

Land	$109,108	$109,108
Office equipment	55,089	35,629
Furniture and fixtures	42,676	6,676
	206,873	151,413
Accumulated depreciation	(20,761)	(406)
	$186,112	$151,007

Depreciation expense for the years ended December 31, 2008 and 2007 and for the period from inception to December 31, 2008 was $20,352, $409, and $20,761, respectively.

Purchase of Lancaster Land

On November 9, 2007, the Company purchased approximately 95 acres of land in Lancaster, California for approximately $109,000, including certain site surveying and other acquisition costs. The Company intends to use the land for the construction of their first pilot refinery plant.

NOTE 5 – NOTES PAYABLE

Convertible Notes Payable

On July 13, 2007, the Company issued several convertible notes aggregating a total of $500,000 with eight accredited investors including $25,000 from the Company’s Chief Financial Officer.  Under the terms of the notes, the Company was to repay any principal balance and interest, at 10% per annum within 120 days of the note. The holders also received warrants to purchase common stock at $5.00 per share. The warrants vested immediately and expire in five years. The total warrants issued pursuant to this transaction were 200,000 on a pro-rata basis to investors. The convertible promissory notes were only convertible into shares of the Company’s common stock in the event of a default. The conversion price was determined based on one third of the average of the last-trade prices of the Company’s common stock for the ten trading days preceding the default date.

The fair value of the warrants was $990,367 as determined by the Black-Scholes option pricing model using the following weighted-average assumptions: volatility of 113%, risk-free interest rate of 4.94%, dividend yield of 0%, and a term of five years.

The proceeds were allocated between the convertible notes payable and the warrants issued to the convertible note holders based on their relative fair values which resulted in $167,744 allocated to the convertible notes and $332,256 allocated to the warrants. The amount allocated to the warrants resulted in a discount to the convertible notes.  The Company amortized the discount over the term of the convertible notes. During the year ended December 31, 2007, the Company amortized $332,256 of the discount to interest expense.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with EITF 98-05 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company calculated the value of the beneficial conversion feature to be approximately $332,000 of which $167,744 was allocated to the convertible notes. However, since the convertible notes were convertible upon a contingent event, the value was recorded when such event was triggered.

On November 7, 2007, the Company re-paid the 10% convertible promissory notes totaling approximately $516,000 including interest of approximately $16,000.  This included approximately $800 of accrued interest to the Company’s Chief Financial Officer.

Senior Secured Convertible Notes Payable

On August 21, 2007, the Company issued senior secured convertible notes aggregating a total of $2,000,000 with two institutional accredited investors.  Under the terms of the notes, the Company was to repay any principal balance and interest, at 8% per annum, due August 21, 2009. On a quarterly basis, the Company has the option to pay interest due in cash or in stock.  The senior secured convertible notes were secured by substantially all of the Company’s assets. The total warrants issued pursuant to this transaction were 1,000,000 on a pro-rata basis to investors. These include class A warrants to purchase 500,000 common stock at $5.48 per share and class B warrants to purchase an additional 500,000 shares of common stock at $6.32 per share. The warrants vested immediately and expire in three years. The senior secured convertible note holders had the option to convert the note into shares of the Company’s common stock at $4.21 per share at any time prior to maturity. If, before maturity, the Company consummated a Financing of at least $10,000,000 then the principal and accrued unpaid interest of the senior secured convertible notes would be automatically converted into shares of the Company’s common stock at $4.21 per share.

The fair value of the warrants was approximately $3,500,000 as determined by the Black-Scholes option pricing model using the following weighted-average assumptions: volatility of 118%, risk-free interest rate of 4.05%, dividend yield of 0% and a term of three years.  The proceeds were allocated between the senior secured convertible notes and the warrants issued to the convertible note holders based on their relative fair values and resulted in $728,571 being allocated to the senior secured convertible promissory notes and $1,279,429 allocated to the warrants. The resulting discount was to be amortized over the life of the notes.

In accordance with EITF 98-05 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, as amended by EITF 00-27, the Company calculated the value of the beneficial conversion feature to be approximately $1,679,000 of which approximately $728,000 was allocated to the beneficial conversion feature resulting in 100% discount to the convertible promissory notes. During the year ended December 31, 2007, the Company amortized approximately $312,000 of the discount related to the warrants and beneficial conversion feature to interest expense and $1,688,000 to loss on extinguishment, see below for discussion.

In addition, the Company entered into a registration rights agreement with the holders of the senior secured convertible notes agreement whereby the Company was required to file an initial registration statement with the Securities and Exchange Commission in order to register the resale of the maximum amount of common stock underlying the secured convertible notes within 120 days of the Exchange Agreement (December 19, 2007).  The registration statement was filed with the SEC on December 19, 2007. The registration statement was then declared effective on March 27, 2008. The Company incurred no liquidated damages.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Modification of Conversion Price and Warrant Exercise Price on Senior Secured Convertible Note Payable

On December 3, 2007, the Company modified the conversion price into common stock on its outstanding senior secured convertible notes from $4.21 to $2.90 per share. The Company also modified the exercise price of the Class A and B warrants issued with convertible notes from $5.48 and $6.32, respectively, to $2.90 per share.

In accordance with EITF 96-19 and EITF 06-6, the Company recorded an extinguishment loss of approximately $2,818,000 for the modification of the conversion price as the fair value of the conversion price immediately before and after the modification was greater than 10% of the carrying amount of the original debt instrument immediately prior to the modification.  The loss on extinguishment was determined based on the difference between the fair value of the new instruments issued and the previous carrying value of the convertible debt at the date of extinguishment. Upon modification, the carrying amount of the senior secured convertible notes payable of $2,000,000 and accrued interest of approximately $33,000 was converted into a total of 700,922 shares of common stock at $2.90 and $2.96 per share, respectively.  Prior to the modification, during the quarter ended September 30, 3007, the Company satisfied its interest obligation of approximately $20,000 by issuing 3,876 shares of the Company’s common stock at $4.48 per share in lieu of cash.

The extinguishment loss and non-cash interest expense for the warrants was determined using the Black-Scholes option pricing model using the following assumptions: volatility of 122.9%, expected life of 4.72 years, risk free interest rate of 3.28%, market price per share of $3.26, and no dividends.

Debt Issuance Costs

Debt issuance fees and expenses of approximately $207,000 have been incurred in connection with the senior secured convertible note. These fees consisted of a cash payment of $100,000 and the issuance of warrants to purchase 23,731 shares of common stock. The warrants have an exercise price of $5.45, vested immediately and expire in five years. The warrants were valued at approximately $107,000 as determined by the Black-Scholes option pricing model using the following weighted-average assumptions: volatility of 118%, risk-free interest rate of 4.05%, dividend yield of 0% and a term of five years. These costs were amortized over the term of the note using the effective interest method and expensed upon conversion of senior secured convertible note.  During the year ended December 31, 2007, the Company amortized approximately $32,000 of the debt issuance costs to interest expense and approximately $175,000 to loss on extinguishment, see above for further discussion.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

On June 27, 2006, the Company entered into employment agreements with three key employees. The employment agreements are for a period of three years, with prescribed percentage increases beginning in 2007 and can be cancelled upon a written notice by either employee or employer (if certain employee acts of misconduct are committed). The total aggregate annual amount due under the employment agreements is approximately $586,000 per year.

On March 31, 2008, the Board of Directors of the Company replaced our Chief Financial Officer’s previously existing at-will Employment Agreement with a new employment agreement, effective February 1, 2008, and terminating on May 31, 2009, unless extended for additional periods by mutual agreement of both parties. The new agreement contained the following material terms: (i) initial annual salary of $170,000, paid monthly; and (ii) standard employee benefits; (iii) limited termination provisions; (iv) rights to Inventions provisions; and (v) confidentiality and non-compete provisions upon termination of employment.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Board of Director Arrangements

During 2008, the Company renewed all of its existing Directors appointments, issued 6,000 shares to each and paid $5,000 to the three outside members.  Pursuant to the Board of Director agreements, the Company’s “in-house” board members (CEO and Vice-President) waived their annual cash compensation of $5,000. The value of the common stock granted was determined to be approximately $123,000 based on the fair market value of the Company’s common stock of $4.10 on the date of the grant.  During the years ended December 31, 2008, the Company expensed approximately $138,000, related to the agreements.

On July 7, 2007, the Company entered into an agreement with two Directors to serve on the Company’s Board.  Under the terms of the agreement the individuals received annual compensation in the amount of $5,000 and a one-time grant of 5,000 shares of the Company’s common stock.  In addition, the Company renewed three of its existing Directors appointment, issued 1,000 shares to each and paid $5,000 to the one outside member. The value of the common stock granted was determined to be approximately $66,000 based on the fair market value of the Company’s common stock of $5.07 on the date of the grant.  During the year ended December 31, 2007, the Company expensed approximately $81,000 related to the agreements.

Investor Relations Agreements

On November 9, 2006, the Company entered into an agreement with a consultant. Under the terms of the agreement, the Company is to receive investor relations and support services in exchange for a monthly fee of $7,500, 150,000 shares of common stock, warrants to purchase 200,000 shares of common stock at $5.00 per share, expiring in five years, and the reimbursement of certain travel expenses. The common stock and warrants vested in equal amounts on November 9, 2006, February 1, 2007, April 1, 2007 and June 1, 2007. The Company accounted for the agreement under the provisions of EITF 96-18.

At December 31, 2006, the consultant was vested in 37,500 shares of common stock.  The shares were valued at $112,000 based upon the closing market price of the Company’s common stock on the vesting date. The warrants were valued on the vesting date at $100,254 based on the Black-Scholes option pricing model using the following assumptions: volatility of 88%, expected life of five years, risk free interest rate of 4.75% and no dividends. The value of the common stock and warrants was recorded in general and administrative expense on the accompanying statement of operations.

The Company revalued the shares on February 1, 2007, vesting date, and recorded an additional adjustment of $138,875. On February 1, 2007 the warrants were revalued at $4.70 per share based on the Black-Scholes option pricing method using the following assumptions: volatility of 102%, expected life of five years, risk free interest rate of 4.96% and no dividends. The Company recorded an additional expense of $158,118 related to these vested warrants.

On March 31, 2007, the fair value of the vested common stock issuable under the contract based on the closing market price of the Company’s common stock was $7.18 per share and thus expensed $269,250. As of March 31, 2007, the Company estimated the fair value of the vested warrants issuable under the contract to be $6.11 per share. The warrants were valued on March 31, 2007 based on the Black-Scholes option pricing model using the following assumptions: volatility of 114%, expected life of five years, risk free interest rate of 4.58% and no dividends. The Company recorded an additional estimated expense of approximately $305,000 related to the remaining unvested warrants.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company revalued the shares on June 1, 2007, vesting date, and recorded an additional adjustment of $234,375. On of June 1, 2007 the warrants were revalued at $5.40 per share based on the Black-Scholes option pricing method using the following assumptions: volatility of 129%, expected life of four and a half years, risk free interest rate of 4.97% and no dividends. The Company recorded an additional expense of $269,839 related to these vested warrants during the three months ended June 30, 2007.

During the year ended December 31, 2007, total compensation expense related to the common stock and warrants was $642,500 and $733,264, respectively.

Professional Services Agreement

As of December 31, 2008, the Company had contracts with several engineering firms. During the period from inception to December 31, 2008, the Company paid approximately $4,900,000 to various engineering firms.

NOTE 7 -STOCKHOLDERS' EQUITY

Amended and Restated 2006 Incentive and Nonstatutory Stock Option Plan

On December 14, 2006, the Company established the 2006 incentive and nonstatutory stock option plan (the “Plan”). The Plan is intended to further the growth and financial success of the Company by providing additional incentives to selected employees, directors, and consultants. Stock options granted under the Plan may be either "Incentive Stock Options" or "Nonstatutory Options" at the discretion of the Board of Directors. The total number of shares of Stock which may be purchased through exercise of Options granted under this Plan shall not exceed ten million (10,000,000) shares, they become exercisable over a period of no longer than five (5) years and no less than 20% of the shares covered thereby shall become exercisable annually.

On October 16, 2007, the Board reviewed the Plan.  As such, it determined that the Plan was to be used as a comprehensive equity incentive program for which the Board serves as the Plan administrator; and therefore added the ability to grant restricted stock awards under the Plan.

Under the amended and restated Plan, an eligible person in the Company’s service may acquire a proprietary interest in the Company in the form of shares or an option to purchase shares of the Company’s common stock. The amendment includes certain previously granted restricted stock awards as having been issued under the amended and restated Plan. As of December 31, 2008,  3,307,159 options and 204,500 shares have been issued under the plan. As of December 31, 2008, 6,488,341 shares are still issuable under the Plan.

Stock Options

On December 14, 2006, the Company granted options to purchase 1,990,000 shares of common stock to various employees and consultants having a $2.00 exercise price. The value of the options granted was determined to be approximately $4,900,000 based on the Black-Scholes option pricing model using the following assumptions: volatility of 99%, expected life of five (5) years, risk free interest rate of 4.73%, market price per share of $3.05, and no dividends. The Company expensed the value of the options over the vesting period of two years for the employees. For non-employees the Company revalued the fair market value of the options at each reporting period under the provisions of EITF 96-18.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 20, 2007, the Company granted options to purchase 1,038,750 shares of the Company’s common stock to various employees and consultants having an exercise price of $3.20 per share. In addition, on the same date, the Company granted its President and Chief Executive Officer 250,000 and 28,409 options to purchase shares of the Company’s common stock having an exercise price of $3.20 and $3.52, respectively.  The value of the options granted was determined to be approximately $3,482,000 based on the Black-Scholes option pricing model using the following assumptions: volatility of 122.9%, expected life of five (5) years, risk free interest rate of 3.09%, market price per share of $3.20, and no dividends. Of the total 1,317,159 options granted on December 20, 2007, 739,659 vested immediately and 27,500 issued to consultants vested monthly over a one year period, and 550,000 of the options vested upon two contingent future events.  Management’s belief at the time of the grant was that the events were probable to occur and were within their control, and thus accounted for the remaining vesting under SFAS 123(R) by straight-lining the vesting through the expected date on which the future events were to occur.  At the time, management believed that future date was June 30, 2008. This determination was based on the fact that the Company appeared to be on track to receive the permits and the related funding was available. In June 2008, the Company determined that the June 30, 2008 estimate would not be met due to delays in receiving the necessary permits and thus modified the date to September 30, 2008. In September 2008, the Company determined that the September 30, 2008 deadline would not be met due to the difficulty in obtaining financing due to the pending collapse of the capital markets. At that point the remaining unamortized portion was immaterial and thus, the Company expensed the remaining amounts. Although the options were expensed according to SFAS 123(R), the recipients are still not fully vested as the triggering events have not yet occurred.

The Company accounts for the stock options to consultants under the provisions of EITF 96-18. In accordance with EITF 96-18, as of December 31, 2008, the options awarded to consultants under the 2006 and 2007 Stock Option Grant were re-valued using the Black-Scholes option pricing model with the following assumptions: volatility of 150%, risk free interest rate of 1.55%, no dividends, expected life for the 2006 stock option award of three years; and expected life for the 2007 stock option award of four years.

In connection with the Company’s 2007 and 2006 stock option awards, during the years ended December 31, 2008, and 2007 and for the period from March 28, 2006 (Inception) to December 31, 2008, the Company amortized stock based compensation, including consultants, of approximately $ 1,691,000, $2,452,000 and $4,255,000 to general and administrative expenses and $2,078,000, $2,287,000 and $4,368,000 to project development expenses, respectively. Related to these the 2007 and 2006 options awards, the Company will not record any future employee compensation expense.

A summary of the status of the stock option grants under the Plan as of the years ended December 31, 2007 and 2008 and changes during this period is presented as follows:

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)

Outstanding January 1, 2007	1,990,000	$2.00
Granted during the year	1,317,159	3.21
Exercised during the year	(20,000)	2.00
Outstanding December 31, 2007	3,287,159	$2.48
Granted during the year	-	-
Exercised during the year	-	-
Outstanding December 31, 2008	3,287,159	$2.48	3.40

Options exercisable at December 31, 2008	2,737,159	$2.34	3.28

The total amount of cash received from the exercise of stock options and the total intrinsic value of options exercised during the year ended December 31, 2007, was $40,000 and $35,000, respectively.  There were no amounts received for the exercise of stock options in 2008. As of December 31, 2008, the average intrinsic value of the options outstanding is zero as the exercise prices were in excess of the closing price of the Company’s common stock as of December 31, 2008.

Private Offerings

On January 5, 2007, the Company completed a private offering of its stock, and entered into subscription agreements with four accredited investors.  In this offering, the Company sold an aggregate of 278,500 shares of the Company’s common stock at a price of $2.00 per share for total proceeds of $557,000.  The shares of common stock were offered and sold to the investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933. In addition, the Company paid $12,500 in cash and issued 6,250 shares of their common stock as a finder’s fee.

On December 3, 2007 and December 14, 2007, the Company issued an aggregate of 5,740,741 shares of common stock at $2.70 per share and issued warrants to purchase 5,740,741 shares of common stock for gross proceeds of $15,500,000.  The warrants have an exercise price of $2.90 per share and expire five years from the date of issuance.

The value of the warrants was determined to be approximately $15,968,455 based on the Black-Scholes option pricing model using the following assumptions: volatility of 122.9%, expected life of five (5) years, risk free interest rate of 3.28%, market price per share of $3.26, and no dividends.  The relative fair value of the warrants did not have an impact on the financial statements as they were issued in connection with a capital raise and recorded as additional paid-in capital.

The warrants are subject to “full-ratchet” anti-dilution protection in the event the Company (other than excluded issuances, as defined) issues  any additional shares of stock, stock options, warrants or any securities exchangeable into common stock at a price of less than $2.90 per share. If the Company issues securities for less $2.90 per share then the exercise price for the warrants shall be adjusted to equal to the lower price.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the capital raise, the Company paid $1,050,000 to placement agents, $90,000 in legal fees and issued warrants for the purchase of 222,222 shares of common stock. The warrants were valued at $618,133 based on the Black-Scholes assumptions above as recorded as a cost of the capital raised by the Company.

Issuance of Common Stock related to Employment Agreements

In January 2007, the Company issued 10,000 shares of common stock to an employee in connection with an employment agreement.  The shares were valued on the initial date of employment at $40,000 based on the closing market of the Company’s common stock on that date.

On February 12, 2007, the Company entered into an employment agreement with a key employee, and simultaneously entered into a consulting agreement with an entity controlled by such employee; both agreements were effective March 16, 2007. Under the terms of the consulting agreement, the consulting entity received 50,000 restricted shares of the Company’s common stock. The common stock was valued at approximately $275,000 based on the closing market price of the Company’s common stock on the date of the agreement. The shares vest in equal quarterly installments on February 12, 2007, June 1, December 1, and December 1, 2007. The Company amortized the entire fair value of the common stock of $275,000 over the vesting period during the year ended December 31, 2007.  No additional issuances were made in 2008.

Private Placement Agreements

During the year ended December 31, 2007, the Company entered into various placement agent agreements, whereby payments are only ultimately due if capital is raised. As of December 31, 2008, no other amounts are due under the agreements.

Warrants Outstanding

A summary of the status of the warrants for the years ended December 31, 2007 and 2008 and changes during the periods is presented as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)

Outstanding January 1, 2007 (with 50,000 warrants exercisable)	200,000	$5.00
Issued during the year	7,186,694	2.96
Outstanding and exercisable at December 31, 2007	7,386,694	$3.02	4.60
Issued during the year	-	-
Outstanding and exercisable at December 31, 2008	7,386,694	$3.02	3.60

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS

Technology Agreement with Arkenol, Inc.

On March 1, 2006, the Company entered into a Technology License agreement with Arkenol, Inc. (“Arkenol”), which the Company’s majority shareholder and other family members hold an interest in. Arkenol has its own management and board separate and apart from the Company. According to the terms of the agreement, the Company was granted an exclusive, non-transferable, North American license to use and to sub-license the Arkenol technology. The Arkenol Technology, converts cellulose and waste materials into Ethanol and other high value chemicals. As consideration for the grant of the license, the Company shall make a one time payment of $1,000,000 at first project construction funding and for each plant make the following payments: (1) royalty payment of 4% of the gross sales price for sales by the Company or its sub licensees of all products produced from the use of the Arkenol Technology (2) and a one time license fee of $40.00 per 1,000 gallons of production capacity per plant. According to the terms of the agreement, the Company made a one-time exclusivity fee prepayment of $30,000 during the period ended December 31, 2006. The agreement term is for 30 years from the effective date.

During 2008, due to the receipt of proceeds from the Department of Energy, the Board of Directors determined that the Company had triggered its obligation to incur the full $1,000,000 Arkenol License fee. The Board of Directors determined that the receipt of these proceeds constituted “First Project Construction Funding” as established under the Arkenol technology agreement. As such, the statement of operation reflects the one-time license fee of $1,000,000 and the unpaid balance of $970,000 was included in license fee payable to related party on the accompanying consolidated balance sheet as of December 31, 2008.  The prepaid fee to related party of $30,000 was eliminated as of December 31, 2008.  The Company paid the $970,000 to the related party subsequent to year end.

Asset Transfer Agreement with Ark Entergy, Inc.

On March 1, 2006, the Company entered into an Asset Transfer and Acquisition Agreement with ARK Energy, Inc. (“ARK Energy”), which is owned (50%) by the Company’s CEO. ARK Energy has its own management and board separate and apart from the Company. Based upon the terms of the agreement, ARK Energy transferred certain rights, assets, work-product, intellectual property and other know-how on project opportunities that may be used to deploy the Arkenol technology (as described in the above paragraph). In consideration, the Company has agreed to pay a performance bonus of up to $16,000,000 when certain milestones are met. These milestones include transferee’s project implementation which would be demonstrated by start of the construction of a facility or completion of financial closing whichever is earlier. The payment is based on ARK Energy’s cost to acquire and develop 19 sites which are currently at different stages of development. As of December 31, 2008, the Company had not incurred any liabilities related to the agreement.

Related Party Line of Credit

In March 2007, the Company obtained a line of credit in the amount of $1,500,000 from its Chairman/Chief Executive Officer and majority shareholder to provide additional liquidity to the Company as needed. Under the terms of the note, the Company is to repay any principal balance and interest, at 10% per annum, within 30 days of receiving qualified investment financing of $5,000,000 or more. As of December 31, 2007, the Company repaid its outstanding balance on line of credit of approximately $631,000 which included interest of $37,800. This line of credit was terminated with the closing of the private placement in December 2007 and the subsequent line of credit balance repayment.

Purchase of Property and Equipment

During the year ended December 31, 2007, the Company purchased various office furniture and equipment from ARK Energy costing approximately $39,000 (see Note 3).  In 2008, the Company did not purchase any items from ARK Energy.

Notes Payable

As mentioned in Note 3, on July 13, 2007, the Company issued several convertible notes aggregating a total of $500,000 with eight accredited investors including $25,000 invested by the Company’s Chief Financial Officer.  In 2008, no additional notes were issued.

BLUEFIRE ETHANOL FUELS, INC. AND SUBSIDIARIES
(A DEVELOPMENT-STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – INCOME TAXES

Income tax reporting primarily relates to the business of the parent company Blue Fire Ethanol Fuels, Inc. which experienced a change in ownership on June 27, 2006. A change in ownership requires management to compute the annual limitation under Section 382 of the Internal Revenue Code. The amount of benefits the Company may receive from the operating loss carry forwards for income tax purposes is further dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.

The Company's deferred tax assets consist solely of net operating loss carry forwards of approximately $6,615,000 and $3,347,000 at December 31, 2008 and 2007, respectively.  For federal tax purposes these carry forwards expire in twenty years beginning in 2026 and for the State of California purposes they expire in five years beginning in 2011. A full valuation allowance has been placed on 100% of the Company's deferred tax assets as it cannot be determined if the assets will be ultimately used.  During the years ended December 31, 2008 and 2007, and for the period from March 28, 2006 (Inception) to December 31, 2008, the valuation increased by approximately $3,268,000, $3,002,000, and $6,615,000, respectively.

In addition, the Company is not current in their federal and state income tax filings due to previous delinquencies by Sucre prior to the reverse acquisition. The Company has assessed and determined that the effect of non filing is not expected to be significant, as Sucre has not had active operations for a significant period of time.

We filed U.S. Federal tax returns and U.S. State tax returns. We have identified our U.S. Federal tax returns as our “major” tax jurisdiction. The U.S. Federal return years 2005 through 2007 are still subject to tax examination by the U.S. Internal Revenue Service, however we do not currently have any ongoing tax examinations.

NOTE 10 -SUBSEQUENT EVENT

Related Party Line of Credit

In February 2009, the Company obtained a line of credit in the amount of $570,000 from Arkenol Inc, its technology licensor, to provide additional liquidity to the Company as needed. Under the terms of the note, the Company is to make interest-only payments at the end of each calendar quarter at a rate of 6% per annum on any outstanding principal balance. Any outstanding balance is to be paid in full within 30 days of receiving qualified investment financing of at least $2,000,000. As of March 25, 2009, there were no amounts outstanding.

BlueFire Ethanol Fuels, Inc.

8,547,725 Shares

__________________________

PROSPECTUS

__________________________

[____] __, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Company's Amended and Restated Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The Company's Amended and Restated Articles of Incorporation further provides the following indemnifications:

(a) a director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If Nevada Law is hereafter amended to eliminate or limit further liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of Nevada Law as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

(b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person's estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the registration of the shares is as follows:

SEC Registration	$2,500
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$50,000
Printing Costs	$2,500
Miscellaneous Expenses	$10,000

Total	$75,000

Item 26. Recent Sales of Unregistered Securities.

In March 2006, upon incorporation, we issued 10,000 shares of $1.00 par value common stock to various individuals. In connection with the Reverse Merger, these individuals received an aggregate of 17,000,000 shares of our restricted common stock.

Prior to the Reverse Merger, Sucre entered into an agreement with two related investors for the sale of 3,000,000 free trading shares of the Sucre’s common stock for gross proceeds of $1,000,000. The previous management of Sucre erroneously issued 4,000,000 shares of the Sucre’s common stock to the investors. To date, the excess shares of 1,000,000 have not been returned to the transfer agent. We have demanded the return of the 1,000,000 and are actively pursuing every possible channel to get the shares returned. Since we cannot predict the ultimate outcome, the 1,000,000 shares have been accounted for as outstanding and included in the common shares retained by Sucre’s stockholders. These securities were issued exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933 as amended.

Convertible Notes Payable

On July 13, 2007, we issued several convertible notes aggregating a total of $500,000 with seven accredited investors, including $25,000 from our Chief Financial Officer. Under the terms of the notes, we are required to repay any principal balance and interest, at 10% per annum within 120 days of the note. The convertible promissory note is convertible only upon default. The holders also received warrants to purchase common stock at $5.00 per share. The warrants vest immediately and expire in five years. The total warrants issued pursuant to this transaction were 200,000 on a pro-rata basis to investors. The convertible promissory notes are only convertible into shares of our common stock in the event of a default. The conversion price is determined based on one third of the average of the last-trade prices of our common stock for the ten trading days preceding the default date. On November 7, 2007, we re-paid all of our 10% convertible promissory notes dated July 13, 2007, to all our private investors, totaling approximately $516,000, including interest of approximately $16,000. This private offering was completed as an offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Senior Secured Convertible Notes Payable

On August 21, 2007, we issued senior secured convertible notes (the “Convertible Notes”) aggregating a total of $2,000,000 with two institutional accredited investors. Under the terms of the Convertible Notes, we are required to repay any principal balance and interest, at 8% per annum, due August 21, 2009. On a quarterly basis, we have the option to pay interest due in cash or in stock. The Convertible Notes are secured by substantially all of our assets. The total warrants issued pursuant to this transaction were 1,000,000 on a pro-rata basis to investors. These include class A warrants to purchase 500,000 common stock at $5.48 per share and class B warrants to purchase an additional 500,000 shares of common stock at $6.32 per share. The warrants vest immediately and expire in three years. The holders of the Convertible Notes have the option to convert the Convertible Notes into shares of our common stock at $4.21 per share at any time prior to maturity. If, before maturity, we consummate a financing of at least $10,000,000, then the principal and accrued unpaid interest of the Convertible Notes shall be automatically converted into shares of our common stock at $4.21 per share. In addition, we entered into a registration rights agreement with the holders of the Convertible Notes whereby we are required to file an initial registration statement on Form SB-2 or Form S-3 with the SEC in order to register the resale of the maximum amount of common stock underlying the Convertible Notes within 120 days of the agreement (December 19, 2007). The registration statement must then be declared effective no later than 90 calendar days (March 18, 2008), in the event of a full or no review by the SEC, days from the initial filing date.

In the event that we fail to file a registration statement within the 120 day period, we must pay the holder 3% of the face amount as liquidated damages. In the event that we fail to have the registration statement declared effective by the SEC by the dates described above, or fail to maintain on the registration statement the effectiveness of the registration statement thereafter, then we must pay the holders an amount equal to 2% of the aggregate purchase price paid by each holder, for each month the registration statement remains uncured. In addition, if we do not complete a qualified financing within 120 days of the a (December 19, 2007), we must pay the holder an additional 1% of the face amount as liquidated damages. Liquidated damages cannot exceed 15% of the face amount of the Convertible Notes. No accrual has been made to the accompanying financial statements as management does not believe that such damages are probable of being incurred.

On December 3, 2007 and December 14, 2007, we consummated an agreement to issue up to 5,740,741 shares of common stock and warrants to purchase 5,740,741 shares of common stock for net proceeds of $14,360,000 (the “December Private Placement”). The warrants have an exercise price of $2.90 per share and expire five years from the date of issuance.

In connection with the December Private Placement, we modified the conversion price of our previously issued 8% Senior Secured Convertible Promissory Notes (“Convertible Notes”) from $4.21 to $2.90 per share. We also modified the exercise price of the class “A” and class “B” warrants issued with the Convertible Notes from $5.48 and $6.32, respectively to $2.90 per share.

On December 14, 2007, the holders of the Convertible Notes converted their outstanding principal balance of $2,000,000 and accrued interest of $33,333 into 700,922 shares of common stock.

Equity Offering

On December 3, 2007 and December 14, 2007, the Company consummated an agreement to issue up to 5,740,741 shares of common stock and warrants to purchase 5,740,741 shares of common stock for aggregate proceeds of $14,360,000. The warrants have an exercise price of $2.90 per share and expire five years from the date of issuance.

In addition, the Company entered into a registration rights agreement with the investors whereby the Company is required to file an initial registration statement on Form SB-2 (or another applicable registration form) with the SEC in order to register the resale of the above common stock and warrants to purchase common stock. The registration statement is required to be filed within 45 days from December 14, 2007. The registration statement must then be declared effective no later than 150 calendar days (May 12, 2008) from the initial filing date.

The Company also agreed to register the conversion shares and shares underlying the warrants issued in connection with its previously Convertible Notes. The details of the registration rights of the Convertible Notes can be found in the Company’s August 28, 2007 8-K.

In the event the Company fails to file its initial registration statement within the 45 day period or, in the event that the Company fails to have the registration statement declared effective by the SEC by the dates described above, then the Company must pay the investors certain liquidated damages.

Item 27. Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement and Plan of Reorganization dated May 31, 2006, filed December 13, 2006 (1)

3.1	Amended and Restated Articles of Incorporation dated July 2, 2006, filed December 13, 2006 (1)

3.2	Amended and Restated Bylaws dated May 27, 2006, filed December 13, 2006 (1)

3.3	Second Amended and Restated Bylaws dated April 24, 2008, filed April 29, 2008 (11)

4.1	Form of Promissory Note (2)

4.2	Form of Subscription Agreement (2)

4.3	Description of Promissory Note dated July 13, 2007 (4)

4.4	Form of Convertible Promissory Note dated August 22, 2007 (5)

4.5	Form of Warrant Agreement dated August 22, 2007 (5)

4.6	Stock Purchase Agreement dated December 3, 2007 (7)

4.7	Securities Purchase Agreement dated December 14, 2007 (7)

4.8	Form of Warrant dated December 14, 2007 (7)

5.1	Opinion of Anslow & Jaclin, LLP as to the validity of the common stock (8)

10.1	Form Directors Agreement, filed December 13, 2006 (1)

10.2	Form Executive Employment Agreement, filed December 13, 2006 (1)

10.3	Arkenol Technology License Agreement, dated March 1, 2006, filed December 13, 2006 (1)

10.4	ARK Energy Asset Transfer and Acquisition Agreement, dated March 1, 2006, filed December 13, 2006 (1)

10.5	Form of the Consulting Agreement (2)

10.6	Amended and Restated 2006 Incentive and Nonstatutory Stock Option Plan, dated December 13, 2006 (6)

10.7	CFO Employment Agreement (12)

10.8	Employment Agreement, dated March 31, 2008, issued by the Company (13)

10.9	Revolving Line of Credit Agreement, dated February 24, 2009 (14)

14.1	Code of Ethics (10)

21.1	List of Subsidiaries (3)

23.1	Consent of McKennon Wilson & Morgan LLP (8)

23.2	Consent of Anslow & Jaclin, LLP (included in opinion set forth in Exhibit 5.1 hereto)

24.1	Power of Attorney (9)

99.1	Audit Committee Charter (2)

99.2	Compensation Committee Charter (2)

(1) Incorporated by reference to the Company’s Form 10-SB, as filed with the SEC on December 13, 2006.

(2) Incorporated by reference to the Company’s Form 10-SB/A, as filed with the SEC on February 28, 2007.

(3) Incorporated by reference to the Company’s Form 10-SB/A, as filed with the SEC on April 18, 2007.

(4) Incorporated by reference to the Company’s Form 8-K, as filed with the SEC on July 16, 2007.

(5) Incorporated by reference to the Company’s Form 8-K, as filed with the SEC on August 28, 2007.

(6) Incorporated by reference to the Company’s Form S-8, as filed with the SEC on December 17, 2007.

(7) Incorporated by reference to the Company’s Form 8-K, as filed with the SEC on December 18, 2007.

(8) Filed herewith.

(9) Included on signature page of this Registration Statement.

(10)  Incorporated by reference to the Company’s Form 10K-SB, as filed with the SEC on February 28, 2008.

(11) Incorporated by reference to the Company’s Form 8-K, as filed with the SEC on April 29, 2008.

(12) Incorporated by reference to the Company's Form 10-SB/A, as filed with the SEC on March 26, 2007.

(13) Incorporated by reference to the Company’s Form 8-K, as filed with the SEC on April 7, 2008.

(14) Incorporated by reference to the Company’s Form 8-K, as filed with the SEC on March 6, 2009.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act, BlueFire Ethanol Fuels, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on May __, 2009.

BLUEFIRE ETHANOL FUELS, INC.

By:	/s/ Arnold R. Klann
Arnold R. Klann,
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/Christopher Scott
Christopher Scott
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arnold R. Klann	Director and Chairman of the Board;	May __, 2009
Arnold R. Klann	President and Chief Executive Officer

/s/ Necitas Sumait	Director, Secretary	May __, 2009
Necitas Sumait	and Senior Vice President

/s/ Christopher Scott	Chief Financial Officer	May __, 2009
Christopher Scott

/s/ John Cuzens	Chief Technology Officer	May __, 2009
John Cuzens	and Senior Vice President

/s/ Chris Nichols	Director	May __, 2009
Chris Nichols

/s/ Joseph I. Emas	Director	May __, 2009
Joseph I. Emas

/s/ Victor H. Doolan	Director	May __, 2009
Victor H. Doolan